AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MARCH 8, 2018

iConsumer Corp.

73 Greentree Drive, #558

Dover, DE 19904

(888) 546-7980

100,000,000 shares of

Series A Non-Voting Preferred Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 29

	Price to Public	Underwriting discount and commissions1	Proceeds to issuer2
Per share	$0.15	0	$0.15
Total Maximum	$15,000,000	0	$15,000,000

(1) The company does not currently intend to use commissioned sales agents or underwriters. In the event it uses commissioned sales agents or underwriters, it will file an amendment to this Offering Circular.

(2) Does not include expenses of the Offering, including costs of blue sky compliance. See “Plan of Distribution.”

Prior to December 1, 2017, there was no public market for our Series A Non-Voting Preferred Stock. Our Series A Non-Voting Preferred Stock began being quoted on the OTCQB Venture Market operated by OTC Markets Group Inc. (“OTCQB”) under the symbol “RWRDP” on December 1, 2017.

The company is offering a maximum of 100,000,000 shares of Series A Non-Voting Preferred Stock on a “best efforts” basis (the “Offering”). There is no minimum offering amount. The Offering will continue until the earlier of (1) the date which is one year from the date on which the Offering Statement of which this Offering Circular forms a part is qualified by the Commission, (2) the date when all shares have been sold and (3) the date on which the Offering is earlier terminated by the company at its sole discretion. See “Plan of Distribution” and “Securities Being Offered” for a description of the company’s capital stock.

1

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 7.

Sales of these securities will commence on approximately _____________ XX, 2018.

The company is following the “Offering Circular” format of disclosure under Regulation A.

2

In this Offering Circular, the term “iConsumer” or “the company” refers to iConsumer Corp.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING CIRCULAR, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

3

LETTER TO PROSPECTIVE SHAREHOLDERS

March 5, 2018

We invite you to join the over 48,000 iConsumer members and prospective shareholders building a business that's changing the faces of Wall Street. Ordinary people, the 99%, are demonstrating that they can be involved and make a difference in their own financial lives, and in the lives of others. Our members join to earn equity (OTCQB: RWRDP) in iConsumer. To find a new way to better their lives while saving money. They will be able to earn equity for joining, shopping, and referring new customers. They save money through deals and Bitcoin rewards at over 1,800 retailers, they join to participate in building a business from the ground up, they join to win if their share of iConsumer gets more valuable, and mostly, they join to make a difference.

You’re going on a journey that started in 2015, when we decided to use equity crowdfunding to help change Wall Street. Our previous Regulation A offering was one of the first filed. We did it to make it legal to have potentially millions of ordinary people invested in our future. The journey continued, as we ceased selling and issuing stock in May of last year so that we could get our ticker symbol and be quoted on the OTC markets. That’s happened, so now, when this offering is qualified, we’ll be able to once again sell and issue our stock to members and new investors. It’s really the first day of the most important phase of this journey.

Bitcoin-based rebates introduced.

People are joining to get Bitcoin, in addition to earning our equity once this offering is qualified, every time they shop at over 1,800 stores across the world.

We introduced Bitcoin-based rewards on December 23, 2017. Because of the fast-moving nature of this market and our desire for a high degree of transparency, we’re sharing very preliminary results from this introduction, drawn directly from our reporting systems. Due to their early and raw nature there is a high probability that these results will be adjusted.

Between that date and January 31, 2018, 910 people joined as members. As of February 18, 2018, our unaudited and preliminary results show that 173 of those members became shoppers (customers). Those customers earned iConsumer $3,305 (commissions from shopping at participating retailers). Of that amount, we accrued $865 in marketing costs, and we needed to buy $1,322 in Bitcoin in the open market as rewards for those 173 shoppers. After the Bitcoin and acquisition costs are deducted, iConsumer realized $1,118 in cash (assuming all revenues are collected).

According to our unaudited and preliminary results, 1,119 existing members as of February 18, 2018 (some of whom had previously been customers by making a transaction since June, 2015, some of whom had never had a transaction) transacted with us during the period between December 23, 2017 and January 31, 2018. Those customers earned iConsumer $15,427 and we needed to buy $6,171 in Bitcoin in the open market as rewards. There were no marketing costs directly associated with this revenue. That generated $9,256 in cash (assuming all revenues are collected).

Bitcoin-based rewards are the first step in our journey to make iConsumer a blockchain native company. Internal processes have been altered to allow using Bitcoin or other tokens. Using Bitcoin, it is now easier for our members and prospective members in every country to participate. It is now less expensive for us to do business worldwide, and to make it more attractive to become an iConsumer customer and shareholder. The next step in the journey may be to issue our own proprietary token. We have put together a great team of advisors and we are currently funding research and the drafting of a white paper to support the issuance of such a token. A substantial portion of the funds raised in this offering are intended to fund token development. If we do issue a token, we will either register the issuance with the SEC, or rely upon an exemption from registration under the Securities Act.

A changing world.

The financial world is changing. And we’re changing with it. Execution matters. We’ve introduced Bitcoin. Now, we need to leverage being newly quoted to raise capital, use most of that capital to attract lots of new members and use some of it to potentially build and deploy a compliant token.

4

We spent a lot of money to be regulated by the SEC to be able to have 1,000,000 shareholders. We’ve spent more money on getting a ticker symbol to make it easier to buy and sell our stock. We think the SEC reporting we’re required to do gives us unparalleled transparency in this new world.

Getting Bitcoin doesn’t fundamentally alter iConsumer’s economic model.

The switch to Bitcoin from the prior practice of using cash back based rewards didn’t fundamentally change the economics of our business. Instead of having to send people cash rebates, we deliver them Bitcoin. The back end for accounting for and buying Bitcoin is basically the same as accounting for shares earned, which we do today. Long term, we expect it to make our lives easier. In the short term, our cash available after paying rebates has improved as a percentage of revenue. The platform changes we have made also allow for the addition of other cryptocurrencies.

Our past year was filled with notable events. What we learned in attracting and managing cash back customers translated to attracting customers interested in getting Bitcoin back.

Our membership numbers grew more than 270% between February 1, 2017 and today. We’ve cracked the member acquisition puzzle. And we’re making progress on the revenue puzzle. We understand how to attract profitable customers. We’ve taken that knowledge and made it work in the Bitcoin world. We’re on our way to proving that a company can both make money and, to paraphrase Steve Jobs, make a dent in the universe.

Companies in this business make money by attracting and incentivizing consumers to use their services to shop at retailers. Consumers save money by doing so. Retailers pay for that traffic and loyalty. Companies attract consumers by aggregating retailers’ deals and offers, delivering those coupons to consumers, and then sharing the revenue that traffic generates with the consumer in the form of cash back rebates.

That worked well for our competitors like eBates and RetailMeNot, 10,000,000+ consumers well, when the rebate was cash, but they're yesterday’s news. iConsumer goes two major steps farther than the incumbents. Millennials are demanding more. Heck, everybody’s demanding more. They want to change the world AND get great deals AND play in the Bitcoin world. By making customers shareholders, we’re changing their world in addition to giving them rebates and saving them money. We’re also creating opportunity for iConsumer by giving customers a vested interest in the success of iConsumer. And by getting them Bitcoin, we're giving them an easier way to get cryptocurrency exposure.

Every one of those nearly 50,000 members and shoppers becomes a shareholder (although newer members will have to wait until the SEC qualifies this offering before we can issue them shares for their future shopping). Skin in the Wall Street game. Skin in the success of iConsumer. More shopping gets them more skin. All because they signed up, for free, to be iConsumer members.

It’s why we say that “Ownership is the Ultimate Loyalty Program”.

Tooting our own horn.

We placed $148,500 in convertible debt through a Regulation D offering. That is, we borrowed money, and we granted the people who lent us that money the option to buy our stock at a future date.

We’ve filed our first year-end statement with the Securities and Exchange Commission (our Form 1-K) with audited financials. Those 2016 audited financial statements are a part of this offering circular. The price we’re offering our stock at went from $.045 a share initially, to $.09 a share in January 2017, to $.15 a share in this offering. And we filed our unaudited six-month statement (our 1-SA), as well. We think transparency will help us succeed. Our monthly letter from the CEO, available on our blog, furthers our commitment to being open.

We believe that our most important financial measure is cash available after paying rebates. GAAP gross profit includes the major non-cash expense of stock awards. By focusing on cash available after paying rebates, we’re better able to reflect the amount of cash we have to pay bills. It is calculated by subtracting the non-cash expense of stock back rebates from our GAAP gross profit and reflects any changes in our gross margin. Cash is typically received 60-90 days after a transaction occurs, and rebates are typically paid 60 – 90 days after a transaction occurs. That metric grew from an unaudited negative $111,674 for the six months ended June 30, 2016 to a positive $24,168 for the six months ended June 30, 2017. Unaudited revenues went from $328,478 for the first six months in 2016 to $211,266 for the first six months of 2017. To further interpret that, our revenue dropped, while we generated significantly more cash after paying rebates. GAAP gross profit (loss) for the year ending December 31, 2016 was (140,254). GAAP gross profit (loss) (unaudited) for the six months ended June 30, 2017 was (137,057).

5

Paid recruitment worked. We grew from 13,111 members on February 1, 2017 to 22,144 on April 30, 2017. As we write this, we’re over 50,000 members, and over 8,700 have made one or more transactions since our launch in June, 2015.

Here’s the exciting part about those two measures. It cost us approximately $30,000 in cash to grow by approximately 9,000 members. Our monthly cash available after paying rebates (the number we think Wall Street should judge us by) grew by approximately $4,000. In other words, we invested $30,000 in our growth, and we’re getting back about $4,000 a month. $48,000 in a year. While nothing is certain, that’s darn encouraging.

We’re investing for the future.

The financial world is in a tizzy about blockchain technology. Securities regulators, investors, and even ordinary folk are trying to understand what this means to them. Bitcoin (built on a blockchain) speculation is the subject of cocktail party chatter. Alternative cryptocurrencies are all the rage. In December, 2017 we transitioned from providing cash-based rebates to providing Bitcoin-based rebates. To accommodate that change required substantial back-end alterations. Those alterations position us for further advancements in a blockchain-centric world.

When this offering is qualified, it all comes together. We’ll resume selling and issuing our stock, we’ll see the market’s perception of our value reflected in our stock price, we’ll reward our customers with a bit of the future, and we’ll be working every day to change the faces of Wall Street.

Thanks for considering us.

Robert N. Grosshandler

Sanford D. Schleicher

Melinda Moore

Kimberly Logan

Co-Founders

6

RISK FACTORS

The Securities and Exchange Commission (the “Commission”) requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company and its Business

The company has only recently commenced its planned principal operations.

iConsumer was formed in 2010 and recognized no significant revenues prior to 2016. In the first quarter of 2016, the company experienced positive results from its market testing. This testing was limited in scope and duration. After the positive testing results, the company reduced its marketing expenditures in anticipation of a first closing on its initial offering, which it did in December, 2016. Throughout the balance of 2016, and until January, 2017, its focus has been on preparing a marketing campaign, not member acquisition or revenue growth. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. iConsumer’s current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, including purchasing patterns of shoppers and the reaction of existing competitors to iConsumer’s offerings and entry of new competitors into the market. iConsumer will only be able to pay dividends on any shares once its directors determine that it is financially able to do so.

The company depends on one source of revenue.

The company is completely dependent on online shopping. If this market were to cease to grow, or to decrease, for reasons that may include economic or technological reasons (including, for example, recessions or loss of confidence in online commerce due to hacking) the company may not succeed. The company’s current customer base of members is small compared to competitors, having begun post-testing operations in February 2017, and the company will only succeed if it can attract a significant number of customers.

The company’s current customer base of retailers and advertisers (to whom it provides advertising and loyalty services) numbers approximately 1,800. The company will only succeed if these retailers choose to continue to do business with iConsumer. They may choose to stop doing business with the company for reasons in or out of the control of the company. There are no contractual requirements binding the retailer or advertiser to continue a relationship.

The company is depending on the incentive of ownership in the company to attract customers.

iConsumer is using the prospect of ownership in the company and the ability to share in its success as an incentive to use the company’s products. If potential consumers do not find this a compelling reason to use iConsumer as opposed to its competitors, the company will have fewer unique selling propositions to distinguish it from its competitors. This incentive requires that potential shareholders be able to ascertain the value of their ownership, which may be hard or impossible to do. Historically, the amount of the incentive is calculated based upon a consumer receiving ownership priced at the most recent market price for its equity. The company anticipates changing this calculation up and down, due to market or other forces.

The value of the ownership earned by consumers is a non-cash expense to the company.

This non-cash expense will depress earnings for the foreseeable future. This may affect the price future prospective shareholders are willing to pay for the stock. The company’s financial projections assume that there is a tax benefit to this non-cash expense. If that assumption is false, the company will have a larger tax liability than anticipated. The company is recording the cost of the incentive compensation at the last public price paid for its stock in its qualified offerings. If there is no price quoted publicly, the company will need to use other valuation methodologies.

The company is challenged in raising capital.

Until the company is cash flow positive, it requires outside financing to meet its obligations, and to fund its growth. Raising such outside financing is extremely hard to do, and there is no certainty that the company will succeed in raising sufficient financing.

7

The company’s operations are reliant on technology licensed from a related company.

iConsumer’s operations are run on technology licensed from Outsourced Site Services, LLC (“OSS”), a company under common control, pursuant to an Amended and Restated License Agreement dated May 25, 2016 (the “License Agreement”), which is summarized under “Interest of Management and Others in Certain Transactions". iConsumer pays OSS a license fee for the use of this technology, and it is the intention of Robert Grosshandler, who controls both companies, to reduce the fee over time, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Changes in the license fee will impact the company’s expenses and profitability. Since Mr. Grosshandler controls both companies, and will continue to control iConsumer after this offering, he will have the power to determine whether the company will continue to be able to rely on the OSS license, and the price (whether at market rate, or above or below market rate) it pays for the license.

A related company provides operational and other services, which eventually the company will have to pay for at market rates.

The company’s personnel and other operational support such as web hosting, site maintenance, customer support, retailer support and marketing are currently provided by OSS, pursuant to the License Agreement, as described in “Interest of Management and Others in Certain Transactions”. The company will eventually have to pay its own personnel and perform these functions itself, or outsource them to other providers. This may have the result of increasing the company’s expenses. The current arrangement also means that the financial results of the company in the current stage of operations are unlikely to be a good indicator of future performance.

The company depends on a small management team.

The company depends primarily on the skill and experience of four individuals, Robert Grosshandler, Melinda Moore, Kimberly Logan, and Sanford Schleicher. If the company is not able to call upon any of these people for any reason, its operations and development could be harmed.

The company is controlled by its officers and directors.

Robert Grosshandler currently holds all of the company’s voting stock, and at the conclusion of this offering will continue to hold all of the company’s common stock. Investors in this offering will not have the ability to control a vote by the shareholders or the board of directors.

Competitors may be able to call on more resources than the company.

While the company believes that its approach to online shopping is unique, it is not the only way to attract users. Additionally, existing or new competitors may replicate iConsumer’s business ideas (including the issuance of shares to users) and produce directly competing offerings. These competitors may be better capitalized than iConsumer, which might give them a significant advantage, for example, in surviving an economic downturn where shoppers pull back. Competitors may be able to use their greater resources to provide greater rebates or cashback to consumers, even to uneconomic levels that iConsumer cannot match.

There are logistical challenges involved in the management of large numbers of shareholders.

iConsumer’s business plan is based upon using share ownership as a way to attract online shoppers to its services, and the more it succeeds in doing so, the larger the number of shareholders it will have to manage. The need to address shareholder concerns with respect to recording of ownership, transfer and communications with shareholders may take up a disproportionate amount of management time.

Our accountant has included a “going concern” note in its audit report.

We may not have enough funds to sustain the business until it becomes profitable. Even if we raise funds in this offering, we may not accurately anticipate how quickly we may use the funds and if these funds are sufficient to bring the business to profitability. Our ability to remain in business is reliant on either generating sufficient cash flows, raising additional capital, or likely a combination of the two.

Rebate oriented customers are demanding and aggressive.

Companies such as iConsumer attract customers who enjoy pushing the limits in order to maximize their rebates and stock compensation. This aggressive buying behavior can turn into fraudulent behavior against iConsumer or its partners. The company believes that it is the first established company to offer rebates in the form of Bitcoin. It is possible that customers drawn to this offer will be more or less aggressive than cash back customers. The company will need to manage this risk and behavior. Doing so may take up a disproportionate amount of management’s time. This behavior may have unknown financial exposure for iConsumer.

8

The transition to providing rebates in the form of Bitcoin may fail.

The company’s more than 48,000 members may find getting Bitcoin instead of cash unattractive and stop doing business with us. New prospective customers may find getting Bitcoin as a rebate an unattractive proposition, and not join. Customers may spend more or less than their historical averages, due to the transition to Bitcoin. The cost to market to potential customers may be uneconomical. There are no historical precedents to guide the company’s forecasting, making it more likely that our forecasts will be inaccurate.

Using Bitcoin as compensation creates speculative risk.

The company is required to purchase Bitcoin at prevailing market rates in order to satisfy its need to fulfill Bitcoin to customers.  As the markets for Bitcoin are new, thinly capitalized, and unregulated, the company is not able to foresee all of the risks the need to purchase Bitcoin might entail.  At a minimum, this need to participate in the markets exposes the company to the extreme volatility in the market price of Bitcoin, plus the potential inability to purchase sufficient Bitcoin at any price.  While the company intends to use commercially reasonable means to mitigate those risks (including, but not limited to, engaging in hedging operations), it may lack the expertise, capital, or other elements necessary to successfully purchase Bitcoin to fulfill its obligations to customers.

The company has no management with international experience.

The company may need to expand its marketing, investment efforts, and operations beyond North America. Current management has no experience in this area. It may need to hire employees, or retain contractors and advisors, with applicable experience. There is no assurance that such employees, contractors, or other resources, will be available and/or affordable at the point the company seeks such assistance.

Risks Related to the Company's Securities

There is no current liquid market for the preferred stock. We may not continue to satisfy the requirements for quotation on the OTCQB and, even if we do, an active market for the preferred stock may not develop.

Prior to December 1, 2017, there was no formal marketplace for the resale of the company’s preferred stock. Our preferred stock is quoted on the OTCQB over-the-counter market operated by OTC Markets Group Inc. under the symbol “RWRDP”. Even though our stock is quoted, that does not mean that there is or will be a liquid market for our equity. If we fail to continue to meet the requirements for quotation on OTCQB, the shares may be traded on other tiers of the over-the-counter market to the extent any demand exists. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for the preferred stock, it may be impossible for member-shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTCQB, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our preferred stock than there would be if the shares were listed on a stock exchange, which may lead to lower trading prices for our preferred stock.

If we are successful in continuing to be quoted on a market, we will be considered a “penny stock”.

Among other consequences, this will make it harder, potentially impossible, for a liquid market in our securities to develop. Without a liquid market, it is harder, potentially impossible, for a shareholder to find a buyer for his, hers, or its securities at an acceptable price. For example, many institutional investors will not invest in the “penny stocks”. Many brokerage firms do not trade in penny stocks, or trade in stock quoted on the OTC markets.

If and when our quoted stock price goes down, customer / shareholders may react negatively.

Many of the company’s shareholders are first time investors in a “public” company. Their reaction to a fluctuating stock quote is unknown. For example, they may choose to stop being customers or they may choose to air their grievances on social media platforms.

9

Alternative forms of investment and reward points may become popular.

Competitors, and potential competitors to the company, are rumored to be announcing cryptocurrencies that allow them to raise capital or compete in ways that the company may not be able to replicate. This increases the number of probable competitors to the company. For example, we are aware that the parent company of eBates, Rakuten, has announced that Rakuten points will be blockchain-based. The BAT token (basicattentiontoken.org), associated with the Brave browser, may also directly compete with us. The company is exploring using these alternative forms of capital formation, such as ICOs, however there are no assurances that such efforts will be successful or affordable. Even a failed effort requires expending scarce resources. The increasing popularity of this fundraising mechanism is making qualified resources able to assist with the process hard to find, and if available, very expensive. There is no assurance that these forms of alternative investment will remain available to the company.

The company faces competition from blockchain-based technologies.

Blockchain technology may completely change the competitive and capital raising landscapes. There is no certainty that the company will be able to respond to these challenges successfully. The technologies may negatively affect the company’s relationships with customers, vendors, investors, and other participants.

Risks Related to Bitcoin, Cryptocurrencies and Blockchain

The fundamental value of Bitcoin and other cryptocurrencies is sensitive to subjective perception.

The value of a cryptocurrency can be based on its ease of use, the energy used to mine it, what it can be used to purchase, or its revolutionary technology, but there is no underlying value or institution supporting its value. This results in price volatility, which encourages speculative behavior. Speculative subscribers may hold the cryptocurrency instead of spending it, which makes the currency illiquid. Furthermore, any particular cryptocurrency may become worthless, which could result in an adverse effect on the company and members who receive Bitcoin or other tokens.

Developments in regulation, corporate and commercial laws may restrict the use of blockchain assets or the operation of a blockchain network upon which we rely in a manner that adversely affects our business.

Blockchain networks currently face an uncertain regulatory landscape in not only the United States but also in other jurisdictions such as the European Union, China and Russia. Various jurisdictions may, in the near future, adopt laws, regulations or directives that affect Bitcoin or the smart contract protocol that the company would have to employ to develop its own token, particularly any blockchain asset exchanges and blockchain asset service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may directly and negatively impact our business. The effect of any future regulatory change on Bitcoin or proprietary tokens is impossible to predict, but such change could be substantial and adverse to our business or members.

A disruption of the Internet or the Bitcoin or cryptocurrency networks could impair the value and the ability to transfer Bitcoin or other tokens the company may use as rewards

A significant disruption in Internet connectivity could disrupt the Bitcoin network, or the operations of any network on which the tokens offered as rewards may reside, until the disruption is resolved, and could have an adverse effect on the value of Bitcoin or other tokens. In addition, cryptocurrency networks have been subjected to a number of denial of service attacks, which led to temporary delays in transactions. It is possible that such an attack could adversely affect the value of Bitcoin or other tokens.

Platforms that use a blockchain can be subject to cybersecurity threats such as hackers and can result in users losing money.

Hackers or other malicious groups or organizations may attempt to interfere with blockchain technology through different means, including but not limited to malware attacks, denial of service attacks and consensus based attacks. Transactions can also be subject to fraud and theft. Because payments on blockchains are irreversible, once a purchaser completes a transaction that is fraudulent, the transaction cannot be reversed.

10

Law enforcement officials may face particular challenges when investigating blockchain activities and, as a result, investor remedies may be limited.

There are particularized challenges for law enforcement in investigating unlawful conduct related to the blockchain, which include:

●	Tracing money. Because blockchain technology involves decentralized currency, it may be more difficult to track the exchange of money, especially for law enforcement officials that want to track theft and misappropriation of funds.

●	International scope. Blockchain transactions and users span the globe. Although enforcement agencies, such as the Commission, regularly obtain information from abroad, there may be restrictions on how they can use the information and it may take more time to get the information. In some cases, the agencies may be unable to obtain information from persons or entities located overseas.

●	No central authority. As there is no central authority that collects blockchain user information, the regulatory and enforcement agencies generally must rely on other sources for this type of information.

●	Freezing or securing blockchain wallets. Law enforcement officials may have difficulty freezing or securing investor funds that are held in a blockchain wallet and involved in illegal activity.

These and other challenges may make it more difficult for law enforcement to investigate unlawful conduct related to blockchain technologies and recover cryptocurrencies.

The further development and acceptance of cryptocurrency and use of blockchain technology, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of cryptocurrencies or use of blockchain technology upon which the company may rely could have a material adverse effect on the company.

The growth of the cryptocurrency industry and blockchain technology in general is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry and blockchain technology include, among others:

●	Continued worldwide growth in the adoption and use of digital currencies and blockchain technology;

●	Government and quasi-government regulation of Bitcoin, other cryptocurrencies, blockchain technology and other assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

●	The maintenance and development of the open-source software protocol of Bitcoin or other cryptocurrency networks;

●	Changes in consumer demographics and public tastes and preferences;

●	The availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using fiat currencies or existing networks;

●	General economic conditions and the regulatory environment relating to cryptocurrencies, digital assets and blockchain technology;

●	Hacking and theft of cryptocurrencies and tokens;

●	Popularity or acceptance of the Bitcoin or other cryptocurrency networks and the emergence of new cryptocurrencies and blockchain networks; and

●	Negative consumer perception of cryptocurrencies or blockchain technology.

In the event that a more efficient digital token protocol than Bitcoin emerges, the company in its discretion may replace Bitcoin.

The prices of blockchain assets are extremely volatile. Fluctuations in the price of Bitcoin or other cryptocurrencies could materially and adversely affect the company and the value of members’ rebates and rewards.

The prices of blockchain assets are significant uncertainties for the company and members. The price of Bitcoin and other cryptocurrencies such as Ether, Ripple, and Litecoin are subject to dramatic fluctuations. The company uses the Gemini digital asset exchange to set the price at which it awards Bitcoin. For example, the price of Bitcoin on the Gemini exchange on December 24, 2017 at 4 pm Eastern Standard Time (“EST”) was $13,586.76. The company purchased a futures contract on January 12, 2018. At that date, the futures contract reflected a market price of approximately $9,000.00. The 4 pm EST price of Bitcoin on March 5, 2018 on the Gemini exchange was $11,570.00. To further illustrate the volatility of Bitcoin and Ether, we have set forth in the table below the US dollar prices quoted at 4pm EST on the Gemini exchange since September 1, 2017.

11

Date	Price of Bitcoin	Price of Ether
September 1, 2017	$4,855.44	$391.50
September 15, 2017	$3,690.00	$257.97
October 1, 2017	$4,298.25	—
October 15, 2017	$5,506.37	$329.00
November 1, 2017	$6,570.00	$297.50
November 15, 2017	$7,260.00	—
December 1, 2017	$10,717.48	—
December 15, 2017	$17,715.85	$688.90
January 1, 2018	$13,411.49	—
January 15, 2018	$13,700.00	$1,287.28
February 1, 2018	$9,099.99	$1,012.24
February 15, 2018	$10,081.89	$927.13

While the company intends to continue to use commercially reasonable means to mitigate its exposure to such fluctuations, several factors may affect price, including, but not limited to:

●	Global blockchain asset supply;

●	Global blockchain asset demand, which can be influenced by the growth of retailers’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online blockchain asset exchanges and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use;

●	Changes in the software, software requirements or hardware requirements underlying a blockchain network;

●	Changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network;

●	Currency exchange rates, including the rates at which Bitcoin and other cryptocurrencies may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of blockchain asset exchanges and liquidity on such exchanges;

●	Interruptions in service from or failures of major blockchain asset exchanges;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in blockchain assets;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that affect the use of blockchain assets;

●	The maintenance and development of the open-source software protocol of the Bitcoin or other cryptocurrency networks;

●	Global or regional political, economic or financial events and situations;

●	Expectations among blockchain participants that the value of blockchain assets will soon change; and

●	A decrease in the price of blockchain assets that may have a material adverse effect on the company’s financial condition and operating results.

If someone gains access to a member’s login credentials to an iConsumer account, the account holder may lose the value of their account.

If someone gains access to or learns of a member’s login credentials or private keys, that person may be able to dispose of the member’s account and the member’s Bitcoin or other tokens, and they may lose the entirety of their holdings.

Most holders of cryptocurrencies can only gain access to them by use of a private key. The loss of access to private keys may result in the permanent loss of access to an account and the value of the cryptocurrencies therein.

Bitcoin and cryptocurrencies are stored in a digital wallet on the blockchain and are controllable only by the individual who controls the private key. If the private key is lost or destroyed an investor may be unable to access the cryptocurrency held in the digital wallet, which may result in permanent loss of funds. In addition, if the private key becomes known to a third party, it may result in misappropriation and therefore permanent loss of funds. Internet errors related to cyber malfunction of the wallet where the cryptocurrency is held could also result in loss of the cryptocurrency.

12

While securities accounts at U.S. brokerage firms are often insured by the Securities Investor Protection Corporation (SIPC) and bank accounts at U.S. banks are often insured by the Federal Deposit Insurance Corporation (FDIC), cryptocurrencies or tokens held in a digital wallet currently do not have similar protections.

Unlike bank accounts, credit unions or accounts at other financial institutions that provide certain safety guarantees, such as insurance, to depositors, coins and tokens held in digital wallets on a blockchain are currently uninsured. In the event of loss or loss of utility value there is no public insurer or private insurance to offer recourse to the injured holder.

Risks associated with blockchain technology and smart contract protocol.

The company is using the net proceeds from this offering to develop proprietary tokens, which will rely on blockchain technology and smart contract protocols. As such, any malfunction, unintended function, unexpected functioning of or attack on blockchain technology and/or the smart contract protocol that the company may choose to employ or the Bitcoin protocol may cause the tokens to malfunction or function in an unexpected or unintended manner

Risk of adverse tax consequences.

Significant aspects of the tax treatment of digital tokens have not yet been addressed, both for U.S. federal income tax purposes and under the tax laws of non-U.S. jurisdictions, and jurisdictions could impose onerous tax burdens on the purchasers and holders of digital tokens. Such onerous tax burdens could subject purchasers and holders of tokens to adverse tax consequences and could decrease demand for and impede, limit or end the development of a proprietary token and its acceptance by consumers, retailers and service providers, among others.

The token markets are subject to market manipulations and schemes that may decrease the value of Bitcoin or other tokens.

There is a risk of market manipulation, such as the spreading of false and misleading information about a company to affect its token price. Rumors about the company and Bitcoin may be spread in a variety of ways, including on websites, press releases, email spam, posts on social media, online bulletin boards, and chat rooms. The false or misleading rumors may be negative, and could result in a decrease in the value of the tokens.

If there are unanticipated risks that we cannot manage, there may be an adverse impact on the value of tokens and our business.

Agreements for the sale of cryptographic tokens are a new and untested area. In addition to the risks discussed, there are risks that the company cannot anticipate. Further risks may materialize as unanticipated combinations or variations of the discussed risks or the emergence of new risks. We may be unable to manage these risks that may adversely impact our business, our products and services.

13

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders. Investors in this offering will pay $.15 per share. The table reflects all transactions since inception (including the Recapitalization and Exchange effected in July 2015 and discussed in more detail in “The Company’s Business”), establishing a net tangible book value deficit of $(391,161) or $(0.0019) per share as of June 30, 2017. Net tangible book value is calculated as tangible assets less tangible liabilities. This method gives investors a better picture of what they will pay for their investment compared to the company’s insiders and earlier investors than just including such transactions for the last 12 months, which is what the Commission requires. The table then gives effect to the sale of shares assuming we issue A) a low-range number of shares, B) a mid-range number of shares and C) the maximum number of shares in this offering.

	Low-Range Raise	Mid-Range Raise	Maximum Raise
Price per Share	$0.15	$0.15	$0.15
Shares Issued	1,000,000	10,000,000	100,000,000
Capital Raised	$150,000	$1,500,000	$15,000,000
Less: Offering Costs	$(26,500)	$(40,000)	$(150,000)
Net Offering Proceeds	$123,500	$1,460,000	$14,850,000
Net Tangible Book Value (6/30/17)	$(391,961)	$(391,961)	$(391,961)
Increase to Net Tangible Value	$123,500	$1,460,000	$14,850,000

Net Tangible Book Value Post-Financing	$(268,461)	$1,068,039	$14,458,039

Shares Issued and Outstanding (6/30/2017)	207,216,246	207,216,246	207,216,246
Post-Financing Shares Issued and Outstanding	208,216,246	217,216,246	307,216,246

Net tangible book value per share prior to offering	$(0.0019)	$(0.0019)	$(0.0019)
Increase/(Decrease) per share attributable to new investors	$0.0103	$0.0139
Net tangible book value per share after offering	$0.0049	$0.0471
Dilution per share to new investors	$0.1487	$0.1451	$0.0129

The table reflects past issuances to customers on a no-fee basis under the prior offering. It does not reflect future issuances to customers on a no-fee basis. Any no-fee issuances to customers will further dilute investors in this offering.

No-fee issuances are those shares issued and transferred to customers as consideration for the customer making purchases from network retailers using the iConsumer platform. No cash is received from the customer as part of the consideration. iConsumer is under no obligation to issue shares unless it has an offering statement qualified by the Commission at the time a customer makes a purchase. iConsumer has not, and will not, issue no-fee shares unless it has a qualified offering statement.

iConsumer has not been obligated to issue no-fee shares since May, 2017. iConsumer has not issued any shares since May, 2017.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company’s members, employees, or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as a public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, compensation to members, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

14

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share.

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings.

An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2018 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake (at least on paper) is worth $200,000.

●	In June 2019 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION

Plan of Distribution

The Offering Statement filed with the Commission covers the offer and sale of preferred shares to:

●	New investors in the company who will pay cash for their investments; and

●	Members of the company (shoppers who use the company’s website) who will be awarded “no-fee shares” in reward for using iConsumer’s services and to encourage them to shop more through iConsumer and urge their friends to do the same. Members will earn shares of the company based on the amount of shopping rebates they earn. Members may also earn shares as incentive for other activities, including, but not limited to, signing up to become a member. The issuance of shares to members in exchange for their activities is a “sale” of shares under securities law, and thus must be registered with the Commission or made in reliance on an exemption from registration, such as Regulation A. This Offering Circular therefore covers the issuance of 75,000,000 preferred shares to members. The company will not receive cash from the issuance to members; the cash accounted for in “Use of Proceeds” will come from new investors. As of June 30, 2017 the company had transferred 3,654,132 shares to the transfer agent to reflect the earnings of 2,454 members. The company has not issued any shares (no-fee or otherwise) subsequent to May 11, 2017.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE ISSUANCE OF SHARES TO MEMBERS ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

The cash price per share of Series A Non-Voting Preferred Stock is $0.15, which may be paid in cash, Bitcoin, Ether, or other cryptocurrency at the company's discretion. As the company is amongst the first to accept cryptocurrencies as payment, it may find that the burden associated with any particular cryptocurrency is greater than anticipated. In such a case, an investor may tender cash. By way of example, and not as an exhaustive list, the company may not accept cryptocurrencies if the transaction costs are too high relative to the transaction size, if an investor is unable to provide the appropriate information necessary to complete a transaction, or if the technological challenges of accounting for transactions are more complex than anticipated.

15

When the company accepts a cryptocurrency as payment, it will use the exchange rate as of 4 pm EST, as posted on the Gemini Exchange, on the date the company accepts the investor’s subscription and such payment is received, to determine the exchange rate from the cryptocurrency into US dollars. The company will post that information on our web page supporting such transactions. The payment will be accepted into an account or a crypto wallet. If into an account, such account will be hosted by an exchange such as Coinbase or Poloniex. If into a wallet, the wallet will be hosted on computers controlled by iConsumer. Due to security concerns, the company is not revealing the specific vendors it is using.

The company will hold the investor’s cryptocurrency until the company’s anti-money laundering and OFAC checks on the investor are complete. If the investor fails these checks or does not complete the subscription process, the cryptocurrency tendered by the investor will be returned. If the investor passes these checks and completes the subscription process, the company will exchange the cryptocurrency it has received for US dollars, on or about the date such investment is accepted. It typically takes less than a week for the company to process a subscription. As a result, the company anticipates holding an investor’s payment in its original form for about a week. The company anticipates using Coinbase or Poloniex to exchange cryptocurrencies, but may choose other exchanges if, in its sole discretion, it would be advantageous to the company to do so. The company bears the exchange rate risk between the date the cryptocurrency is tendered and the date the investment is accepted and cryptocurrency is exchanged for US dollars.

The company anticipates that all costs of the transaction, including cryptocurrency exchange fees, will be borne by the company.

The minimum investment in cash is $100. The minimum investment made via a cryptocurrency is $1,000.

The company intends to market the shares in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through social media and posting the company’s Offering Circular or “testing the waters” materials on an online investment platform.

The company may also utilize other online investment platforms, which may have different financial arrangements and costs.

The company is initially offering its securities in all states other than Texas, Florida, Arizona, Nebraska, New Jersey, Washington and North Dakota. The company may choose to make the appropriate filings to become an “issuer-dealer” in these states, or to register company officers as agents, in which case it will start to sell in those states. In the event the company makes arrangements with a broker-dealer to sell into these states, it will file a supplement to this Offering Circular.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the preferred shares. The company may close on investments on a “rolling” or “continuous” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by the Escrow Agent, and will be transferred to the company upon Closing. Each time the company accepts funds (either transferred from the Escrow Agent or directly from the investors) is defined as a “Closing”. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. FundAmerica and the Escrow Agent are performing AML and KYC due diligence on investors. Funds are held in escrow pending satisfactory due diligence. The company will hold a Closing within 30 calendar days after successful due diligence.

In the event that it takes some time for the company to raise funds in this offering, the company will rely on income from sales, as well support from OSS. It has only a limited amount of cash on hand, but the License Agreement with OSS provides that OSS will be responsible for much of the company’s operations as set out in “Interests of Management and Others in Certain Transactions.”

Processing of Subscriptions

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

The company has previously paid Fund America, Inc., a technology and escrow service provider, an escrow fee of $500. Additionally, the company will pay Fund America $7.50 per transaction processed for investments over $250. Direct Transfer, LLC, an affiliate of Issuer Direct Corp., serves as transfer agent to maintain stockholder information on a book-entry basis and will charge $2.50 for a new cash shareholder who invests less than $1,000, $5.00 for new cash shareholder who invest $1,000 or more, and $1.50 for each new no-fee shareholder. If each investor were to invest a subscription amount of $200.00 for the offering per investor, the company estimates the maximum fee that could be due to Fund America and Issuer Direct Corp. for the aforementioned services would be $125,000 if it achieved the maximum offering proceeds.

16

The company may also engage additional broker-dealers or processing agents to perform administrative functions, who may have different financial arrangements and costs.

Upon acceptance of an investment, the FundAmerica platform automatically generates and sends an email with the details of the transaction to the investor. Investments made with cryptocurrencies will also utilize the FundAmerica platform.

The company anticipates issuing and transferring shares to investors within two weeks after accepting an investment.

The company is absorbing all fees connected to cash or cryptocurrency investments charged by FundAmerica, Issuer Direct, or cryptocurrency exchanges.

The Incentive Program

Consumers are incented to utilize the services of iConsumer to earn rebates and save money via coupons and “deals” whenever they shop at participating retailers. The retailers pay iConsumer for this service, and iConsumer shares those payments with its customers.

The incentive is delivered in two ways. Consumers receive a portion in Bitcoin, and a portion in the equity of iConsumer. The company will only issue shares (“no-fee shares”) to members after the Offering Statement is qualified by the Commission and upon each member's execution of a subscription agreement. The rebate percentage (typically the rebate is a percentage of the purchase amount) is displayed to the consumer on iConsumer’s site, in its apps, or as a banner on the retailer’s site prior to the consumer’s making a purchase.

The rebate percentage varies from retailer to retailer, and is set by iConsumer. iConsumer may vary the rebate percentage frequently.

The rebates that are to be delivered as equity are calculated as a percentage of the purchase price. The fair market value of the equity is used in this instance. iConsumer may vary the number of shares earned per purchase at its sole discretion, subject (where appropriate) to re-qualification of the applicable offering statement by the Commission.

The rebates that are to be delivered as Bitcoin are typically calculated as a percentage of the purchase price. The price of Bitcoin, according to the 4 pm EST price on the Gemini Exchange, is used to calculate the exchange rate between the currency of the transaction and Bitcoin. For transactions that aren’t reversed (typically due to returns), the company offers the customer the ability to request a transfer of the earned Bitcoin approximately 75 days after the transaction date. The company purchases futures contracts to cover that future need and to protect from cryptocurrency volatility. As customers request Bitcoin transfers, the company goes into the market and purchases Bitcoin, and then transfers that Bitcoin to the customer. The company anticipates holding less than one week’s demand of Bitcoin in a wallet or in an account on an exchange.

17

The security of the exchange-based account is a feature of the exchange. Where the Bitcoin or other cryptocurrency is held in our wallet, that wallet is kept on a computer that is not publicly accessible, or in cold storage in a hardware wallet like a Nano. The wallet technology is provided by a third party. The state of wallet technology is rapidly changing, and we expect to change wallet providers as technology improves. For security reasons, we are not disclosing the vendors of the products and services we employ to transact in and store cryptocurrencies.

The company has been using Bitcoin for rewards since December 23, 2017. In January, 2018, the company purchased a 90 day futures contract for slightly more than the amount of Bitcoin that it expect to owe to members through April 30, 2018. On March 5, 2018, the company acquired .12841849 BTC on an exchange, net of fees, and transferred that into a wallet. That amount of Bitcoin represents the maximum potential demand for Bitcoin from members through the end of March 2018. Should members not request a transfer, the company will securely retain possession of that BTC, and it will reduce the requirement for future purchases.

The company intends to keep Bitcoin purchases at a minimum to reduce security concerns. It will continue to use futures contracts to protect against upward price movements of Bitcoin.

The consumer thus knows the percentages (or fixed “special rate”) of the rebates to be received, prior to making a purchase.

An example from a retailer’s site.

18

The consumer is able to see a ledger recapping purchase amounts, Bitcoin rebate, and stock earned amounts.

19

Examples of both of these incentives after qualification of the Offering Statement are as follows:

Jody learns about iConsumer from her friend George. When Jody becomes an iConsumer member, iConsumer awards her 100 shares of equity. When she makes her first purchase from a participating retailer (in any amount), iConsumer rewards George with 100 shares of iConsumer equity.

Jody makes a $100 purchase at jet.com via iConsumer because she knows she’ll accrue $2 in Bitcoin and 22.22 iConsumer shares.

After approximately 90 days have passed (to allow for returns), Jody may instruct iConsumer to transfer her Bitcoin to a cryptocurrency wallet or exchange account. Upon her request, her accrued shares will be issued and transferred to the transfer agent’s books.

Upon George’s request, his accrued shares will be issued.

On December 29, 2016, iConsumer issued and transferred shares to over 1,600 new shareholders due to their shopping and referral activity.

In April 2017, iConsumer issued and transferred 1,199,428 shares to 1,640 shareholders due to their shopping and referral activity.

20

USE OF PROCEEDS

Assuming the Maximum Offering amount is raised, the net proceeds of this offering to the issuer, after expenses of the offering (payment to Fund America, Issuer Direct Corp. LLC, professional fees and other expenses) will be approximately $14,850,000. All cash proceeds will be derived from the sale of preferred shares to new investors as opposed to the issuance of preferred shares to members.

There is no minimum offering amount.

If iConsumer receives the maximum proceeds in this offering, it plans to use the net proceeds as follows:

•	Marketing expenses (primarily new member acquisition) in the amount of approximately $10,000,000.
•	Research, development, completion of a white paper, regulatory approval, and marketing of blockchain-based tokens in the amount of approximately $3,000,000

Approximately $1,850,000, or 12.5% of the net proceeds, assuming the maximum amount offered is raised, has not been allocated for any particular purpose.

Because the offering is a “best efforts” offering, iConsumer may close the offering without sufficient funds for all the intended purposes set out above. In that event it will “bootstrap” its expenses and only spend funds on marketing when it has cash to do so.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

21

THE COMPANY’S BUSINESS

Overview

The company was founded in 2010 and began operations in 2015. Since founding, it has not undergone any reorganization or acquisitions. Prior to beginning its online shopping operations it acted as a marketing agent for iGive.com, an affiliated company, attracting online traffic and directing it to iGive.com. In July 2015, it executed a recapitalization and exchange with its sole stockholder, Robert Grosshandler, exchanging the existing outstanding Class A Common Stock, all of which was held by Mr. Grosshandler, for newly reclassified Common Stock and Preferred Stock. In January 2016, it began testing of a series of new offers and promotions. For the six months ended June 30, 2017, it generated revenues of $211,266, and incurred a loss of $589,132.

In September 2016, the company began an offering under Regulation A of the Securities Act of 1933.  As of May 11, 2017 the company closed the offering after raising $147,525.  2,454 members had earned and been issued 3,654,132 shares of no-fee stock under that offering.

In September 2017, the company launched a private placement to accredited investors utilizing Rule 506(c) of Regulation D. As of November 27, 2017, the Company raised $148,500 in this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

On December 23, 2017, the company transitioned from providing rebates in the form of cash back to providing rebates in the form of Bitcoin.

As of December 31, 2016, the Company had 12,804 members. As of that date 5,163 of those members had made at least one purchase since June, 2015.

As of June 30, 2017, the Company had 38,612 members. As of that date, 6,183 of those members had made at least one purchase since June, 2015.

As of November 27, 2017, the Company had 49,094 members. As of that date, 7,762 members had made at least one purchase since June, 2015.

As of January 31, 2018, the Company had 50,636 members. As of that date, 8,316 members had made at least one purchase since June, 2015.

Principal Products and Services

The company is an online shopping (Bitcoin-based rebates, equity rebates, and coupon shopping) company that makes money by driving consumers to retailers so that they can take advantage of coupons, equity back rebates, and Bitcoin back rebate offers for products and services displayed on its site and by the retailers. The company is paid by participating merchants when iConsumer members click on those offers, reach participating merchants’ sites via iConsumer and make purchases there. The company shares those payments with members in the form of Bitcoin and stock rebates.

The company launched its online shopping services to the general public on June 19, 2015.

Market

The company’s target market encompasses all online shoppers, with the initial target being those shoppers located in the United States. The company’s direct competitors estimate that they have nearly 100 million global users, and those shoppers located in the United States are the initial target of the company’s marketing efforts. The transition to Bitcoin enabled the company to begin targeting shoppers outside of the United States.

 The company uses social media, PR, display and other forms of paid and unpaid advertising to attract new members to its site. The marketing strategy includes “influencers” such as bloggers, writers, and other outlets reachable through social media and public relations. Having established this beachhead, the company continues to use various forms of paid and unpaid advertising, plus it uses its own members to spread the word about the advantages of the company’s offering.

A further source of potential customers is the people who have expressed interest in the company’s offering of shares through this offering.

22

Competition

The company’s U.S. based competitors include eBates, Shopathome, RetailMeNot, MyPoints, CouponCabin, Brads Deals, swagbucks, Groupon, and Mainstreetshares. iConsumer offers the same ability to save money while shopping by offering rebates but differentiates itself by additionally offering its members the ability to “earn” ownership in the company through the acquisition of shares and to earn Bitcoin. This further incentivizes members to prefer iConsumer’s offering and to encourage their friends to do the same.

The company foresees new competitors entering the market with blockchain-based offerings.

Participating Merchants

Through an agreement with OSS, iConsumer represents over 1,800 retailers, providing Bitcoin and coupon based savings to consumers when they shop at these retailers. OSS personnel are responsible for attracting and maintaining those relationships. iConsumer pays OSS a fee based on revenues for this service. OSS provides similar services to iGive.com Holdings, LLC, an affiliated company.

Research and Development

The company is licensing technology developed by its affiliate OSS. It has begun to make expenditures on research and development connected with the creation and distribution of a blockchain-based token.

Employees

The company has no directly paid employees at present. While Messrs. Grosshandler and Schleicher, and Ms. Moore (and others) currently work on developing the company’s business, its management is provided by the affiliated company OSS, as described in “Interest of Management and Others in Certain Transactions.”

Intellectual Property

iConsumer has a copyright on its web site, applications, and other computer software. It has received trademark registrations for iConsumer, the logo, and related marks. The technology upon which the company is relying for its operations is owned by OSS, and licensed to iConsumer.

Litigation

The company is not involved in any litigation.

THE COMPANY’S PROPERTY

The company does not own any real estate or significant real assets. The company owns, to the extent permitted by law and end-user agreements, the data generated by its members, and about its members. The cost of creating this data is reflected on the company’s financial statements. The value of these assets is not reflected in the financial statements.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The company is in an early stage of development. Operations prior to January 2016 produced minimal revenues.

The company earns revenues through offering advertising on its website, its member-focused emails, alerts and notifications in its apps, and primarily through agreements with vendors for web traffic and sales referred through the iConsumer.com website and apps. The company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. Revenues from advertising were negligible in 2016.

Beginning in June 2015, the company began to earn commission revenue by directing customers to participating retailers. Measurable revenue from operations began in January 2016. The company’s revenues varied significantly each month during 2016 as it refined its marketing and promotional offers.

In August 2016, the company engaged a full-service marketing agency to prepare a launch of the brand in anticipation of qualification of the offering statement for its initial Regulation A offering before the start of the Christmas holiday shopping season. Deliverables from this engagement included new branding, site redesign, and marketing collateral.

Starting in the third quarter of 2016 and continuing throughout 2017, the company launched improved generations of its mobile apps for Apple IOS and Android. It also launched updated versions of the iConsumer Button for Chrome, Safari, Firefox, Internet Explorer, and Microsoft Edge. Regular releases of the apps and the Button have occurred since that time. These technologies are provided under the License Agreement with OSS, outlined more fully below.

In September 2016, the company’s Regulation A offering, described below under “Liquidity and Capital Resources,” was qualified by the Commission. It began issuing and transferring shares of its Series A Non-Voting Preferred Stock to its customers and selling equity for cash.

During the first quarter of 2017, the company increased the offering price of the Series A Non-Voting Preferred Stock to $.09 per share. The company officially announced that it was leaving its “beta testing” phase in February, and commenced full operating mode. The company began advertising heavily to build its membership base, and its base of potential cash investors.

During the second quarter of 2017, the company continued to advertise heavily. By the end of the period, the company had grown from approximately 13,000 members at the beginning of February 2017, to over 40,000 members.

The company successfully closed the Regulation A offering in May 2017 in order to commence the process of applying for quotation of its Series A Non-Voting Preferred Stock on the OTCQB market. At the time of the closing, the company had approximately 2,600 shareholders, and had raised approximately $148,500 from cash investors.

The company launched an offering of convertible debt under Rule 506(c) of Regulation D in September 2017. As of November 27, 2017, the company had raised $148,500 in that offering. See “—Liquidity and Capital Resources.”

The company completed its testing of widely varying member incentives in January 2017. As a result, gross income went down, and gross margin increased. The primary factors affecting gross income (revenue) are the number of users of the company’s services (members), the amount each member spends, and the commission rates paid by participating retailers. By adjusting the percentage of the gross income and/or equity shared with the member in the form of rebates, the company can affect the amount of gross income earned. Generally, the higher the share, the more likely a member will make a transaction that generates revenue.

On December 23, 2017, the company transitioned from providing rebates in the form of cash to providing rebates in the form of Bitcoin. This transition introduces potential cash flow issues, as the company seeks to reduce the speculative risk (similar to foreign currency risk) associated with Bitcoin by acquiring sufficient Bitcoin (or hedging the risk in the futures markets) at the time it's earned by a member as a result of a purchase. Should the company's cash reserves be insufficient to acquire or hedge its Bitcoin requirements, the company is exposed to substantial speculative risk.

In order to support quotation on the OTCQB market, on January 12, 2018 the company amended the liquidation preference for the Series A Non Voting Preferred Stock by consent of a majority of the holders of the Common and Series A Non Voting Preferred Stock. The amendment reaffirmed that shareholders of record as of January 12, 2018 had a liquidation preference equal to the Original Issue Price of their shares and that subsequent holders of the stock will not have a liquidation preference.

24

Additionally, the amended language eliminated the liquidation preference for shareholders who acquire their shares subsequent to January 12, 2018.

Gross margin is gross income less the direct costs of that income (i.e. rebates). Rebates have cash and non-cash components. The non-cash component reflects the estimated fair value of the preferred stock to be transferred to the member as the earned rebate. The company focuses on the cash component of its gross margin as the best indicator of results.

The amount spent on marketing is likely to be larger in relation to the number of members in the earlier days of operations, decreasing as the number of members grows.

The provisions of the License Agreement with OSS significantly affect the company’s financial results. As described in “Interest of Management and Others in Certain Transactions,” the company pays 20% of its gross revenues to OSS for the license of the software on which its operations rely and other support services, or 5% of its gross revenues if it uses the software and not other services from OSS. In the event the company decides to provide for itself the support services provided by OSS, the company’s gross margins and profitability are likely to change, and the current results of operations may not be indicative of what they would be if the Company provided for its own support services.

Throughout this Offering Circular, on the company’s website and in the company’s marketing materials, we refer to members, shoppers, and customers. A member is any person who, at a minimum, has registered his or her email address with iConsumer. A shopper is any member who has made one or more purchases from a participating retailer using the iConsumer platform since 2015. A customer may be either a member or a shopper, depending on the context.

Results of Operations

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Revenues for the year ended December 31, 2016 were $480,216, an increase from revenues of $1,177 in 2015, reflecting the commencement of operations in early 2016. Revenues were primarily composed of commissions from merchants.

The company’s cost of revenues consists of the rebates (cash and stock) earned by its members for making the purchases that generated those revenues. For 2016, those costs amounted to $620,470, compared to $937 in 2015.

 Gross profit (loss) for 2016 was ($140,254). Gross profit for 2015 was $239.

Operating expenses increased to $540,892 for 2016, from $54,643 in 2015. The primary components of operating expenses were as follows:

●	Marketing expense increased to $412,371 from $937, reflecting the company’s launch of operations. The company prepares and launches marketing campaigns that utilize paid media (e.g. Facebook, Google Adwords, and other sites). It incents third parties to promote iConsumer utilizing cash and stock. It incents members to join iConsumer using cash and stock. It further incents members to recruit members utilizing cash and stock. Marketing expense did not include expenses related to the company’s offering under Regulation A. Expenses related to the offering, were charged against shareholder’s equity, in accordance with appropriate GAAP and Commission rules. Of the $412,371 in marketing expense, $135,895 was in the form of preferred stock, a non-cash item. The stock was valued at $0.045 per share, the price paid by third party purchasers in the portion of this offering that was closed in December 2016.

●	Fees to OSS were $95,835 in 2016, an increase from fees of $235 in 2015. This affiliated company provides most of the services needed to operate iConsumer. Most specifically, the overheads of creating member-oriented marketing campaigns and the overhead of managing the network of 1,800 retailers are borne by OSS. Additionally, all of the costs of developing and operating the technology are the responsibility of OSS. In accordance with the agreement with OSS, the expense is calculated as 20% of gross revenues. If iConsumer was not using OSS to provide these services, the results of its operations might be significantly different.

●	Legal fees for 2016 were $18,059, compared to $51,607 in 2015.

●	Accounting fees increased to $6,500 in 2016 from $1,800 in 2015.

As a result of the foregoing factors, the company recorded a net loss of $681,147 in 2016 compared to a net loss of $54,403 in 2015.

25

Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Revenues for the six months ended June 30, 2017 were $211,266, a decrease from revenues of $328,478 in the same period in 2016, reflecting the effects of reducing the cash back incentive. Revenues were primarily composed of commissions from merchants.

The company’s cost of revenues for the first six months of 2017 amounted to $348,324, compared to $660,375 in the first six months of 2016. In 2016, a portion of the rebates provided to members was classified as a marketing expense, as the company was experimenting with different ratios and amounts. Of the $343,231 in marketing expense, $241,849 was in the form of preferred stock, a non-cash item. The stock was valued at $0.045 per share for stock earned through February 11, 2017, and $.09 per share thereafter. The value reflects the price paid by third party purchasers in the Regulation A offering that closed in May 2017.

Operating expenses increased to $452,075 for the first six months of 2017, from $102,369 in the same period in 2016. The primary components of operating expenses were as follows:

●	Marketing expense increased to $343,231 from $27,444, reflecting the company’s increased operations. The member stock awards – a non-cash item (primarily rebates, but also rewards for joining and referring other shoppers) increased to $241,849 from $9,311. The Advertising and Promotion expense increased to $101,383 from $18,133. Marketing expense did not include expenses related to the company’s offering under Regulation A. Expenses related to the offering were charged against shareholder’s equity, in accordance with appropriate GAAP and Commission rules.

●	Fees to OSS were $42,141 in the first six months of 2017, a decrease from fees of $65,696 in 2016. This reflected the reduction in gross income.

●	Legal fees through June 30, 2017 were $25,247, compared to $7,697 in the first six months of 2016.

●	Accounting fees were $22,500 in the first six months of 2017. The company did not incur any accounting fees in the first six months of 2016.

As a result of the foregoing factors, the company recorded a net loss of $589,132 in the first six months of 2017 compared to a net loss of $434,266 in the first six months of 2016.

The company does not expect to incur expenses to promote this offering. Its fundamental purpose is to facilitate the issuance of stock earned by members. If the company does incur expenses to promote this offering, they will be charged against shareholders’ equity, in accordance with appropriate FASB and Commission rules, as outlined in the accompanying Statement of Operations. The prior offering’s expenses were charged against shareholders’ equity.

The company began investing heavily in marketing to support new member acquisition. As a result, new members are joining at an increasing rate.

Liquidity and Capital Resources

As of the date of this Offering Circular, iConsumer has a low level of liquid assets. The company is completely dependent on the proceeds from its earlier Regulation A offering, a current Regulation D private placement of convertible debt, this offering and support from affiliated companies to execute its plan of operations. In September 2016, the company commenced an offering under Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). It offered up to $2,000,000 of its Series A Non-Voting Preferred Stock at a price of $.045 per share, subsequently increased to $.09 per share. During the first six months of 2017, the company received $20,122 in cash from the sale of its preferred securities in the Regulation A offering. The company ceased to make sales under that offering in May 2017. In September 2017, the company commenced a private placement under Rule 506(c) of Regulation D promulgated under the Securities Act of up to $2,000,000 aggregate principal amount of 8% Convertible Promissory Notes due 2020, convertible into shares of its Series A Non-Voting Preferred Stock, at the holder’s option, at a price of $.075 per share. As of November 27, 2017 the Company had raised $148,500 under this offering. The company has no debt, other than the Convertible Promissory Notes, outside of its obligations to remit earned cash back to members when due, and no obligations to make any capital expenditures. The company has no bank lines or other financing arranged.

Trend Information

The company is reliant on the economic trends affecting online shopping in the United States. Once the company targets non-U.S. markets, the growth of online shopping in those markets will be important. The migration of retail shopping from physical locations to the internet continues, and is expected to continue into the foreseeable future. The company believes that this trend is positively affecting its growth.

26

Amazon continues to enjoy a significant share of that online retail growth. The company has a relationship with Amazon, but the revenues from that relationship are negligible. Should the company succeed in increasing the share of its revenues from Amazon, the company would have increased customer concentration risk.

U.S. retailers that rely primarily on physical locations are under significant economic pressure. Many of them are going through or will go through bankruptcy proceedings. The company has relationships with some of those retailers. The company will be negatively affected to a greater or lesser degree by retailer defaults. Mitigating that trend is the fact that their customers are migrating to companies with which the company already does business.

The credit risk associated with retailer bankruptcies is mitigated in two ways. First, the company’s service providers monitor those risks, and seek deposits and advance payments from retailers they deem risky. Second, the company does not owe rebates to its members unless the revenues those rebates are calculated upon are received.

The company utilizes online advertising to attract new members. Online advertising continues to grow as a percentage of the advertising market. The cost of the company’s advertising is subject to change, both up and down, depending on the state of the advertising market.

Consumers’ internet use, and especially mobile internet use, continues to grow. The company believes this increase can result in more member growth. Navigating the transition from desktop to mobile internet use presents challenges for the company. The company utilizes technology partners that continue to invest heavily in platforms that are intended to make the company’s offerings attractive to existing members and prospective members who use the internet from mobile devices.

The cost and difficulty of hiring or retaining qualified employees continues to increase. While the company does not have any direct employees, it is dependent on its service partners’ abilities to attract and retain employees. The company believes that its ability to operate virtually will help to mitigate the increased employee challenge.

The company’s ability to raise money is affected by the stock market, and in particular, the acceptance of companies using Regulation A as amended under the 2012 JOBS Act. Anecdotally, there is an increasing acceptance of Regulation A offerings. The company has found the Commission to be increasingly familiar with the changes brought about by this legislation. The increased activity may also affect FINRA’s ability to respond in a timely fashion to Regulation A related filings.

The alternative markets (e.g. OTC) continue to revise their standards for quotation. Those revisions may make it harder or more expensive for the company to obtain or maintain a market for its securities.

The competition has begun to utilize alternative advertising mechanisms. Last holiday shopping season, Retailmenot (whose acquisition was announced in the first quarter of 2017) advertised in retail malls. eBates appeared to utilize TV advertising to a greater extent than observed in prior years.

The adoption of new mobile wireless technologies such as 4G and soon, 5G, continue to make mobile usage of the company’s offerings more likely.

Alternative blockchain-based competitors are beginning to appear in non-U.S. markets. The company expects blockchain-based competitors to enter the U.S. market at some point.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The company’s officers and directors are as follows. All are occupied at least 3/4 time on the company’s business, but are employed by an affiliate of the company as described in “The Company’s Business – Employees.” The company does not currently employ any “significant employees” as defined by the Commission.

Name	Position	Age	Term of office
Executive officers
Robert N. Grosshandler	President	62	Indefinitely from December 2010
Sanford David Schleicher	Chief Technology Officer	49	Indefinitely from April 2015
Melinda Moore	Chief Marketing Officer	49	Indefinitely from May 2016
Directors
Robert Grosshandler		62	Since December 2010

27

Robert N. Grosshandler, President

Robert Grosshandler has been President of the company since its inception. In 1997, he founded iGive.com, a company that helps consumers raise money for charities by shopping online. He founded iGive and has acted as CEO of iGive from that date to the present. iGive today helps 350,000 consumers contribute to 35,000 charities. He is also founder and CEO of OSS. Between 1976 and 1981 Mr. Grosshandler participated in real estate and industrial workouts. In 1981, he co-founded The SOFTA Group, Inc., which grew to 160 employees when it was sold in 1993. In 1995 he founded and sold a company to a West Coast integrated circuit manufacturer.

Sanford Schleicher, Chief Technology Officer

Mr. Schleicher is Chief Technology Officer, which position he has held since April 2015 and in that capacity he oversees engineering, production and development. From 2009 to the present date he was the Chief Technology Officer of iGive. As CTO, he is responsible for all technology R&D as well as platform operations. Prior to joining iGive.com, Mr. Schleicher was Director of Engineering of Onebox Solutions, and before that Director of Research and Development of Call Sciences which he joined in early 2001, when Call Sciences purchased Vocal Link, a company Mr. Schleicher co-founded in 1997. Prior to Vocal Link, he worked at Quantra Corporation. Previous professional experience includes Baxter Healthcare Inc. and Price Water house. Mr. Schleicher holds an Engineering Degree in Computer Science from the University of Illinois in Champaign/Urbana.

Melinda Moore, Chief Marketing Officer

Ms. Moore is Chief Marketing Officer, which position she has held since May, 2016 and in that capacity she oversees the creation and deployment of iConsumer’s efforts to attract and retain customers and investors.  She is a social entrepreneur, a seasoned digital marketer and a frequent speaker at leading technology conferences. With over 15 years as a start-up leader (two exits) and Fortune 500 experience, Melinda combines her passion and experience in health & sustainability, female empowerment, tech & digital media. Her work has been widely recognized by Digital LA (Top 50 Digital Women in 2015), the Green Business Bureau and the National Association of Women Business Owners’ Hall of Fame.

Her marketing campaigns have been featured by global brands including Ford, LIVESTRONG, Netflix, Obama for America, Orbitz, Sony, USA Networks, and YouTube. She has forged strategic partnerships with leading business, media, and entertainment figures including Jimmy Fallon, Laird Hamilton, Dr. OZ, Dr. Phil, Ryan Seacrest and Yao Ming.  After co-founding and selling the successful e-commerce site LovingEco to John Paul Dejoria in 2012, she co-founded Tuesday nights, a hosted invite-only networking organization of female executives and entrepreneurs.  Melinda graduated from UCLA with a BA in psychology. She recently wrote the book How to Raise Money: The Ultimate Guide to Crowdfunding which is currently available on Amazon.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

iConsumer has not yet paid or agreed to pay its officers or directors. Currently, Mr. Grosshandler, Mr. Schleicher, and Ms. Moore are compensated by OSS and their services are provided to iConsumer under the License Agreement. See “Interest of Management and Others in Certain Transactions.”

In the future the company will have to pay its officers, directors and other employees, which will impact the company’s financial condition, as discussed in “Management’s Discussion and Analysis.” The company may choose to establish an equity compensation plan for its management and other employees in the future.

28

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of December 31, 2017, the non-voting securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of the company’s voting securities, or having the right to acquire those securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Robert N. Grosshandler 2724 Simpson Street Evanston, IL 60201	100,000,000 Direct ownership	N/A	100%
Series A Non-Voting Preferred Stock	Robert N. Grosshandler 2724 Simpson Street Evanston, IL 60201	39,000,000 Direct ownership; Mr. Grosshandler disclaims beneficial ownership of shares held by his family members	N/A	36%
Series A Non-Voting Preferred Stock	Sanford D. Schleicher 2384 Dehne Rd Northbrook, IL 60062	12,000,000 Direct ownership; 4,000,000 Dehne Trust #1 beneficial ownership; 4,000,000 Dehne Trust #2 beneficial ownership	N/A	17%

INTEREST OF MANGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Software License and Services Agreement with Outsourced Site Services

The technology used by iConsumer to operate its website is licensed from OSS, where it has been used in one form or another since 1997 for the operations of iGive, a business that caters to online shoppers who are interested in helping non-profits. iConsumer receives services from OSS, which include hosting, servers, support, internet connectivity, and interconnections with retailers. OSS also provides marketing, management, and accounting services. OSS also employs Robert Grosshandler and Sanford Schleicher.

These services are provided pursuant to an Amended and Restated Software License and Services Agreement dated May 25, 2016, between OSS and the company (the “License Agreement”). Under the License Agreement, the company pays 20% of its gross revenue to OSS. The License Agreement provides that in the event the company wishes to assume responsibility for the support services provided by OSS, it can do so upon at least six months’ notice. In that event, the company will pay 5% of its gross revenues to OSS.

Both iGive and OSS are 100% owned by Robert Grosshandler.

SECURITIES BEING OFFERED

iConsumer’s authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 300,000,000 shares of preferred stock, $0.001 par value per share, 250,000,000 of which preferred stock have been designated Series A Non-Voting Preferred Stock. As of June 30, 2017 there were 100,000,000 shares of iConsumer’s common stock outstanding, held by one stockholder of record, and 107,216,246.44 shares of Series A Non-Voting Preferred Stock outstanding, held by 2,608 stockholders of record. The company’s board of directors is authorized, without stockholder approval, to issue additional shares of capital stock.

The shares being offered to investors are Series A Non-Voting Preferred Stock of iConsumer. The rights of holders in the Series A Non-Voting Preferred Stock are different from the rights of the holders of the company’s common stock.

The following description summarizes the most important terms of the company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the company’s amended and restated certificate of incorporation, bylaws and the Certificate of Designations for the Series A Non-Voting Preferred Stock, copies of which have been filed with the Commission as Exhibits 2.1, 2.2 and 3.1 to the Offering Statement of which this Offering Circular is a part. For a complete description of iConsumer’s capital stock, you should refer to the amended and restated certificate of incorporation and bylaws, to the Certificate of Designations and to the applicable provisions of Delaware law.

29

Series A Non-Voting Preferred Stock

Dividend Rights

Series A Preferred Stock will receive dividends, in preference to the holders of common stock and any other capital stock, when and as dividends may be declared from time to time by the board of directors out of legally available funds. While any shares of Series A Preferred Stock are outstanding, no dividends can be paid or declared, and no distribution can be made, until all accrued and unpaid dividends have been paid or declared and set apart.

Voting Rights

The Series A Preferred Stock have no voting rights except as required under law.

Right to Receive Liquidation Distributions

In the event of iConsumer’s liquidation, dissolution or winding up, holders of its Series A Non-Voting Preferred Stock issued in this offering will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock. Shares of Series A Non-Voting Preferred Stock issued prior to January 12, 2018 have a liquidation preference equal to the original issue price of such shares if, at the time of liquidation, those shares are still held by the shareholder of record as of January 12, 2018.

Rights and Preferences

The Series A Preferred Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Series A Preferred Stock.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of iConsumer’s common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. The company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

Each holder of iConsumer’s common stock is entitled to ten votes for each share on all matters submitted to a vote of the stockholders, including the election of directors. The company’s stockholders do not have cumulative voting rights in the election of directors.

Right to Receive Liquidation Distributions

In the event of iConsumer’s liquidation, dissolution or winding up, holders of its common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of iConsumer’s common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the company’s common stock. The rights, preferences and privileges of the holders of the company’s common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of the company’s Series A Non-Voting Preferred Stock and any additional classes of preferred stock that the company may designate in the future.

Transfer Agent and Registrar

The company has appointed Issuer Direct as its transfer agent.

30

FINANCIAL STATEMENTS

iConsumer Corp.

A Delaware Corporation

Audited Financial Statements

Years Ended December 31, 2016 and 2015

F-1

To the Board of Directors of

iConsumer Corp.

Evanston, Illinois

Report on the Financial Statements

We have audited the accompanying financial statements of iConsumer Corp., which comprise the balance sheets as of December 31, 2016 and 2015 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free for material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iConsumer Corp., as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed in Note 4 to the financial statements, the Company has not generated significant revenues or profits since inception, and has sustained net losses of $681,147 and $54,403 for the years ended December 31, 2016 and 2015, respectively.  Those conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to that matter.

Other Matter

As described in Note 11, the Company has reclassified its member preferred stock back distributable liability to paid in capital in excess of par to properly reflect equity accounting for such transactions.

/s/ Wipfli LLP

April 27, 2017, except for Note 11, as to which the date is January 25, 2018

Minneapolis, MN

F-2

iConsumer Corp.

TABLE OF CONTENTS

AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2016 AND DECEMBER 31, 2015

Page
Balance Sheets	F-4
Statements of Operations	F-5
Statements of Changes in Stockholders’ Equity (Deficit)	F-6
Statements of Cash Flows	F-7
Notes to Financial Statements	F-8 - F-14

FINANCIAL STATEMENTS FOR THE PERIODS ENDED JUNE 30, 2017 (UNAUDITED)

Page
Balance Sheets	F-15
Statements of Operations	F-16
Statements of Changes in Stockholders’ Equity (Deficit)	F-17
Statements of Cash Flows	F-18
Notes to Financial Statements	F-19 - F-24

F-3

iConsumer Corp.

BALANCE SHEETS

December 31, 2016 and December 31, 2015

	12/31/2016	12/31/2015
ASSETS
Current Assets
Cash	$0	$37
Total Cash	0	37
Other Current Assets
Due from Fund America	53,025	0
Investor Funds Receivable	7,000	0
Total Other Current Assets	60,025	0
TOTAL ASSETS	$60,025	$37
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$5,300	$0
Accrued Accounts Payable	241	0
Checks Written in Excess of Cash	20,469	0
Member Cash Back Payable	153,713	937
Member Preferred Stock Back Distributable	0	937
Total Current Liabilities	179,723	1,875
Non-Current Liabilities
Due to Related Parties	102,212	55,776
Total Non-Current Liabilities	102,212	55,776
Total Liabilities	281,935	57,651
Equity
Paid in Capital	(200,000)	(200,000)
Paid in Capital in Excess of Par	510,953	0
Retained Earnings (Deficit)	(738,761)	(57,614)
Stockholders’ Equity (Deficit)
Class A Common Stock, 1,000,000 authorized, $0.001 par, converted to Common Stock as of July 6, 2015	0	0
Class B Common Stock, 1,000,000 authorized, $0.001 par, converted to Preferred Stock as of July 6, 2015	0	0
Common Stock 150,000,000 authorized, $0.001 par, 100,000,000 issued and outstanding at December 31, 2016 and 2015	100,000	100,000
Series A Non-Voting Preferred Stock 250,000,000 authorized, $0.001 par, 105,896,831 and 100,000,000 issued & outstanding at December 31, 2016 and 2015, respectively	105,897	100,000
Total Equity (Deficit)	(221,911)	(57,614)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$60,025	$37

See accompanying notes to the financial statements

F-4

iConsumer Corp.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016 and 2015

	12/31/2016	12/31/2015
Revenues:
Commissions from Merchants	$479,176	$1,177
Miscellaneous Income	1,040	0
Total Income	480,216	1,177
Cost of Revenues
Member Cash Back Expense	383,341	937
Member Stock Back Expense	237,129	0
Total Cost of Revenue	620,470	937

Gross Profit (Loss)	(140,254)	239
Operating Expenses
Accounting	6,500	1,800
Bank Service Charges	3,565	63
Legal Fees	18,059	51,607
Marketing	412,371	937
Membership Expenses	4,562	0
OSS Service Fees	95,835	235
Total Operating Expenses	540,892	54,643
Net Loss	$(681,147)	$(54,403)

See accompanying notes to the financial statements

F-5

iConsumer Corp.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2016, and December 31, 2015

					Common	Preferred			Additional	Total
	Class A Common Stock		Class B Common Stock		Stock	Stock	Paid-In		Paid-in		Stockholders’
	Number of	Amount	Number of	Amount	Number of	Amount	Number of	Amount	Capital	Accumulated	Equity
	Shares	Par .001	Shares	Par .001	Shares	Par .001	Shares	Par .001	(Deficit)	Deficit	(Deficit)

Balance at December 31, 2014	1,000,000	$1,000	1,000,000	$1,000	—	$—	—	$—	$(2,000)	$(3,211)	$(3,211)

Recapitalization	(1,000,000)	$(1,000)	(1,000,000)	$(1,000)	100,000,000	$100,000	100,000,000	$100,000	$(198,000)
Net Loss										$(54,403)	$(54403)
Balance at December 31, 2015	—	$—	—	$—	100,000,000	$100,000	100,000,000	$100,000	$(200,000)	$(57,614)	$(57,614)

Stock Distributed to Investors							3,433,889	$3,434	$139,455		$142,889
Stock Distributed to Members							2,462,942	$2,463	$(2,463)
Stock Earned by Members							8,310,255		$373,961		$373,961
Net Loss										$(681,147)	$(681,147)
Balance at December 31, 2016	—	$—	—	$—	100,000,000	$100,000	105,896,831	$105,897	$310,953	$(738,761)	$(221,911)

See accompanying notes to the financial statements

F-6

iConsumer Corp.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016 and December 31, 2015

	12/31/2016	12/31/2015
OPERATING ACTIVITIES
Net Loss	$(681,147)	$(54,403)
Adjustments to reconcile Net Loss
to net cash provided by operations:
Shares Issued as Rebates	373,024	0
Changes in Current Liabilities:
Accounts Payable	5,541
Member Cash Back Payable	152,776	937
Preferred Stock Distributable	0	937
Net cash used in Operating Activities	(149,806)	(52,529)
FINANCING ACTIVITIES
Checks Written in Excess of Cash	20,469	(1,183)
Increase in Due to Related Parties	46,436	53,749
Proceeds from Sale of Preferred Stock	82,864
Net cash provided by Financing Activities	149,769	52,566
Net cash decrease for period	(37)	37
Cash at beginning of period	37	0
Cash at end of period	$0	$37
NON CASH FINANCING ACTIVITIES
Proceeds from Preferred Stock Subscribed, not Received	$60,025

 See accompanying notes to the financial statements

F-7

iConsumer Corp.

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

NOTE 1: NATURE OF OPERATIONS

iConsumer Corp. (the “Company”), is a corporation organized December 16, 2010 under the laws of Delaware.   The Company was formed to provide money saving services to consumers through a website that is designed to be searchable and discoverable by Google.  On June 19, 2015 it began “test the waters” operations to determine product and service viability for a new service aimed at providing consumers cash back rebates based upon their shopping at participating retailers.  As of December 31, 2015, it had not generated significant revenue.

Measurable revenue from operations began in January 2016. The company’s revenues varied significantly each month during 2016 as it refined its marketing and promotional offers. In the years preceding the commencement of its principal operations, the Company actively provided the service of directing web traffic to iGive.com, primarily aimed at Google and other search engines.

Through June 19th, 2015, the Company’s activities consisted of formation activities and preparations to raise additional capital as described in Note 6.  These activities continued through 2015. In 2016, the Company’s Regulation A offering was qualified by the SEC, and the Company became fully operational.  The Company is dependent upon additional capital resources for the continuation of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to fully operationalize the Company’s planned operations.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP) and Article 8 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission (SEC).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

Cash equivalents can include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

F-8

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.  There are no accounts receivable or associated allowances for doubtful accounts established as of December 31, 2016 or 2015.

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000.  No property or equipment has been recorded as of December 31, 2016 or 2015.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk consist of its cash. The Company will place its cash and cash equivalents with financial institutions of high credit worthiness and has a policy to not carry a balance in excess of FDIC insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds or with whom it has deposits, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company earns revenues through commissions, royalties, and advertising on its website and intends to earn revenues through agreements with vendors for web traffic and sales referred through the iConsumer.com website.  The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.  Insignificant revenues have been earned or recognized for the year ended December 31, 2015. Significant revenues have been recognized beginning in the year ended December 31, 2016.

Cost of Revenue

For 2016, the Company’s targeted cash and stock back (cost of revenue) was 80% of revenue. As part of its marketing efforts, the Company frequently varied from that target.  The difference from that target is recorded as a marketing expense.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering" with regards to offering costs. Prior to the completion of an offering, offering costs were capitalized as deferred offering costs on the balance sheet. The deferred offering costs are charged to stockholders’ equity upon the completion of the offering.  The Company anticipates significant offering costs in connection with the Offering discussed in Note 6.

F-9

Income Taxes

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards.  Measurement of deferred income items is based on enacted tax laws including tax rates which are expected to be effective when the benefits from the deferred tax assets are realized. At December 31, 2016, and December 31, 2015, the Company had deferred tax assets of approximately $300,000 and $25,000 respectively, related to net operating loss carryforwards (NOL).  Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOL’s before they expire, the Company has recorded a valuation allowance to reduce the net deferred tax asset to zero.  The effective tax rate is different from the expected federal tax rate due to the valuation allowance and state income taxes.

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit as of December 31, 2016 or 2015. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2016 and 2015 the Company recognized no interest or penalties.

The Company is required to file U.S. federal tax returns.  The U.S. federal tax returns were not filed for the Company for the years 2010-2014, in violation of IRS regulations and federal statutes.  The Company filed the returns for each year 2010-2014 during July 2015. The Company also filed its return for 2015.  As each year incurred a net operating loss, no taxes were due when the returns were filed.  However, $100 late filing penalties were assessed and paid for each year, other than 2015.  The Company believes it is in compliance after filing these returns.  All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.  The Company has filed for an extension to file U.S. federal tax returns for the year 2016.

Reliance on Related Party

The Company currently has a software license and service agreement with a related party (see Note 5) and has the majority of its expenses paid by the related party under the terms of that agreement. As a result, the Company’s results of operations may not be indicative of the results that would have occurred if it operated independently.

NOTE 3:  STOCKHOLDERS’ EQUITY (DEFICIT)

The Articles of Incorporation were Amended and Restated effective July 6, 2015.  Among the revised provisions, the Company authorized 150,000,000 shares of Common Stock, par value $0.001 per share and reclassified "Class A Common Stock" to "Common Stock"; authorized 300,000,000 shares of Preferred Stock, par value $0.001 per share and reclassified "Class B Common Stock" to "Preferred Stock"; amended the power to authorize the number of authorized shares to be set by affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Company.  The terms and preferences of these reclassified shares were revised where Common Stock, among other provisions, entitles holders to 10 votes for each share of Common Stock, subordinate dividend rights to Preferred Stock, and certain liquidation rights.

F-10

The Company filed a Certificate of Designations, Preferences, and Rights of Series A Non-Voting Preferred Stock of iConsumer Corp. (under Section 151 of the Delaware General Corporation Law) on July 6, 2015, designating 250,000,000 shares of Preferred Stock authorized under the Amended and Restated Certificate of Incorporation filed July 6, 2015 as Series A Non-Voting Preferred Stock ("Series A Preferred Stock"), par value $0.001.  The Series A Preferred Stock was granted certain rights and preferences including:  dividend preference on declared and unpaid dividends and liquidation priority for the value paid for the Preferred Shares.  The Series A Preferred Stock holders are not entitled to vote on any matters placed to a vote of the stockholders of the Company.

The Company entered into a recapitalization and exchange agreement effective July 6, 2015 with Robert Grosshandler.  This agreement stipulates the terms of a tax-free reorganization pursuant to Internal Revenue Code section 368(a), where Robert Grosshandler transfers, assigns, delivers, and surrenders to the Company his pre-recapitalization shares and the Company issues post-recapitalization shares, among other pertinent terms.  This exchange retired 1,000,000 Class A Common shares pre-recapitalization and issued 100,000,000 shares of Common Stock and 100,000,000 shares of Series A Non-Voting Preferred Stock, post recapitalization.

NOTE 4:  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that commenced principal operations in June, 2015, and began to generate meaningful revenue in 2016. It has sustained net losses of $681,147 and $54,403 for the years ended December 31, 2016 and 2015, respectively.  The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain capital financing from its majority stockholder and/or third parties, including through the Offering described in Note 6.  It plans to incur significant costs in pursuit of its Offering.   No assurance can be given that the Company will be successful in these efforts.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.   The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5:  RELATED PARTIES

Prior to June 19, 2015, the Company was subject to a three-party oral agreement with iGive.com Holdings LLC (“iGive”) and Outsourced Site Services, LLC (“OSS”), both related parties under common control with shared ownership and management (referred to herein collectively as the “Related Parties”).  This agreement stipulated that iConsumer Corp. maintain a website at iConsumer.com that directed traffic to iGive.com (owned and operated by iGive).  It maintained that website in such a way as to maximize the traffic to iGive.com.  In return, the Related Parties covered all of the costs of maintaining the iConsumer.com website.  After launch of the full iConsumer website on June 19, 2015, a site that promotes the iConsumer Corp. planned business operations, this agreement ceased, and iConsumer Corp. became responsible for its own costs, or entering into a formal agreement with either or both of the Related Parties or others.

F-11

Effective May 1, 2015, the Company entered into a software license and services agreement (the “License Agreement”) with Outsourced Site Services, LLC (“OSS”), a related party.  In accordance with the terms of the License Agreement, the Company’s operations are being run on technology licensed from OSS and OSS is providing the Company with certain support services, as defined in the License Agreement.  For the use of these services and technology, the Company has agreed to pay OSS 20% of its gross revenue, as defined in the License Agreement.  The License Agreement provides that in the event the company wishes to assume responsibility for the support services provided by OSS, it can do so upon at least six months’ notice. In that event, the company will pay 5% of its gross revenues to OSS.  Since OSS is under the common control of Robert Grosshandler, he will have the power to determine whether the company will continue to be able to rely on the OSS license, and the price it pays for the license.  The License Agreement has a term of 20 years.  As a result of these agreements the Company’s results of operations may not be indicative of the results that would have occurred if it operated independently.

As of December 31, 2016 the Company owed $102,212 to the Related Parties for expenses paid on the Company's behalf since inception.

NOTE 6:  OFFERING

Subsequent to December 31, 2015, the Company began pursuing an offering (“Offering”).  The Offering called for the Company to offer for sale under Regulation A $2,000,000 of its Class A Non-Voting Preferred Stock at a price of $.045 per share. Sales of these securities commenced on September 29, 2016, upon qualification by the SEC.  The offering is a continuous offering.  It allows for multiple closings.  The first closing occurred in December, 2016, with net proceeds of $147,525, representing the investments of 19 individuals.  As of December 31, 2016, the Company had unfunded commitments for $7,000 which were paid in January 2017.  The Company’s offering was amended on February 13, 2017 to adjust the subscription agreement, and change the price per share from $.045 to $.09. The Offering is expected to continue through April 2017.  The Company expects to incur costs of approximately $150,000 related to the Offering if the entire amount is subscribed to by investors who purchase stock.  As of December 31, 2016, the costs incurred were $11,636.

The Company is required by FINRA rules to close its offering in order to receive the FINRA approvals necessary to facilitate trading in its stock.  It anticipates closing the offering in April, 2017.  As soon thereafter as practical, the Company expects to submit a new offering to the SEC.  This new offering requires qualification from the SEC in order to become effective.

There is presently no secondary market for Company’s stock and therefore the Company cannot guarantee that its securities will ever be tradeable on an exchange, a market, or have any other liquidity.  These financial statements should not be relied upon as a basis for determining the terms of the Offering as this information may not be current or accurate relative to the final terms of the Offering.

The Company has begun the process of having its stock quoted on the OTC QB market.  While there is no guarantee that this will occur, the Company is targeting a quotation date in the third quarter of 2017.

F-12

NOTE 7:  RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016.  Early adoption is permitted.  The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 8:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 27, 2017 the date the financial statements were available to be issued.  Based on the evaluation, no additional material events were identified which require adjustment or disclosure.

NOTE 9: GOVERNANCE

On July 6, 2015 the Company revised and/or added to the Articles of Incorporation.  The Company also ratified Bylaws formalizing the governance policies and procedures for the Company effective July 6, 2015.

On July 6, 2015 by an Action by Joint Written Consent of Sole Director and Sole Stockholder, the Company elected Robert Grosshandler to serve as a member of the Board of Directors and as an Officer of the Company in the capacity of Chief Executive Officer, President, and Secretary.  It also set the number of directors of the Company at one, established an Audit Committee of the Company naming Robert Grosshandler as the sole member of such, set the fiscal year as the calendar year, and other actions.

F-13

NOTE 10: EQUITY REWARD MARKETING PROGRAM - PROSPECTIVE DILUTION AND OTHER EFFECTS

The Company, in order to attract members (customers), is offering customers and others the opportunity to earn equity in the Company as a reward or additional reward for certain activities.  This equity may be earned in exchange for, amongst other activities, becoming a customer, recruiting other customers, and utilizing the Company’s services to earn cash back on purchases at participating retailers.

Through its offering (see Note 6), the equity earned is Preferred Class A.  The Company will not receive cash for any such equity earned.  The Company valued this equity at $.045 per share through February 13, 2017.  This valuation is the per share price ($.045) received in the Offering.  Subsequent to February 13, 2017, the Company valued this equity as $.09 per share.  This valuation is the per share price ($.09) received in the amended Offering beginning February 13, 2017.  Equity distributed under this program will be dilutive to existing shareholders.  If this marketing program is successful, the Company anticipates that significant dilution may result.

There are still significant hurdles to overcome to make this marketing program commercially reasonable and enable it to stay compliant with appropriate regulations, including but not limited to, state Blue Sky laws.

As of December 31, 2016 the Company has distributed 2,462,942 shares of Preferred Stock equity under this marketing program to approximately 1,600 customers, who thus became shareholders.  The Company recognizes a portion of the cost of this program as a marketing expense and the balance as a cost of revenue.  It has recognized a total of $373,024 as of December 31, 2016 to reflect this expense.

NOTE 11: MEMBER PREFERRED STOCK BACK TRANSACTIONS

The Company originally accounted for preferred stock payable to customers for becoming a member, purchases made or referring new members, as a liability. Subsequent to issuance of the financial statements, it was determined that equity accounting is the appropriate accounting treatment for these transactions. As a result, all liabilities related to the preferred stock payable have been reclassified as equity, and as of December 31, 2016, approximately 8,319,000 shares have been earned but not issued. There were no changes to the Company’s statements of operations or cash flows. The following changes have been made to the balance sheet as of December 31, 2016:

	As Previously
	Reported	As Restated

Member preferred stock back distributable	$263,129	$-0–
Total current liabilities	442,853	179,723
Total liabilities	545,064	281,935
Paid in capital in excess of par	247,824	510,953
Total equity (deficit)	(485,039)	(221,910)

The member preferred stock back distributable as of December 31, 2015 of $937 was not material.

F-14

iConsumer Corp.

BALANCE SHEETS

June 30, 2017 (unaudited) and December 31, 2016 (audited)

	6/30/17 (unaudited)	12/31/2016 (audited)
ASSETS
Current Assets
Checking	0.00	0.00
Total Checking/Savings	0.00	0.00
Other Current Assets
Due from Outsourced Site Services	0.00	0.00
Deferred Offering Costs	0.00	0.00
Due from Escrow Agents	4,294.80	53,024.99
Investor Funds Receivable	0.00	7,000.00
Miscellaneous Receivables	0.00	0.00
Total Other Current Assets	4,294.80	60,024.99
TOTAL ASSETS	4,294.80	60,024.99
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	10,800.00	5,300.36
Accrued Accounts Payable	0.00	240.66
Checks Written in Excess of Cash	9,337.02	20,469.24
Member Cash Back Payable	192,505.28	153,713.23
Total Current Liabilities	212,642.30	179,723.49
Non-Current Liabilities
Due to Related Parties	183,613.30	102,211.64
Total Non-Current Liabilities	183,613.30	102,211.64
Total Liabilities	396,255.60	281,935.13
Stockholders' Equity
Paid in Capital	(200,000.00)	(200,000.00)
Paid in Capital in Excess of Par	928,715.37	510,953.48
Retained Earnings (Deficit)	(1,327,892.42)	(738,760.45)
Stockholder's Equity (Deficit)
Class A Common Stock, 1,000,000 authorized, $0.001 par, converted to Common Stock as of July 6, 2015	0.00	0.00
Class B Common Stock, 1,000,000 authorized, $0.001 par, converted to Preferred Stock as of July 6, 2015	0.00	0.00
Common Stock 150,000,000 authorized, $0.001 par, 100,000,000 issued and outstanding at June 30, 2017	100,000.00	100,000.00
Series A Non-Voting Preferred Stock 250,000,000 authorized, $0.001 par, 107,216,247 and 100,000,000 issued & outstanding at June 30, 2017	107,216.25	105,896.83
Total Equity (Deficit)	(391,960.80)	(221,910.14)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	4,294.80	60,024.99

See accompanying notes to the financial statements

F-15

iConsumer Corp.

STATEMENTS OF OPERATIONS

For six month periods ended June 30, 2017 and June 30, 2016

(unaudited)

	6/30/17	6/30/16
	(unaudited)	(unaudited)
Revenues:
Commissions from Merchants	210,706.12	328,477.90
Miscellaneous Income	560.27	0.00
Total Income	211,266.39	328,477.90
Cost of Revenues
Member Cash Back Rebate	187,098.31	440,152.20
Member Stock Back Rebate	161,225.34	220,222.75
Total Cost of Revenue	348,323.65	660,374.95
Gross Profit	(137,057.26)	(331,897.05)
Operating Expenses
Accounting	22,500.00	0.00
Bank Service Charges	0.00	353.00
Legal Fees	25,247.45	7,697.13
Marketing
Member Stock Awards	241,848.50	9,311.32
Advertising & Promotion	101,382.70	18,132.93
Membership Expenses	1,343.42	1,179.04
OSS Service Fee	42,141.24	65,695.58
Stock Issuance Fees	17,611.40	0.00
Total Operating Expenses	452,074.71	102,369.00
Net Loss	(589,131.97)	(434,266.05)

See accompanying notes to the financial statements

F-16

iConsumer Corp.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the periods ended June 30, 2017, December 31, 2016, and December 31, 2015

	Class A Common Stock		Class B Common Stock		Common Stock	Preferred Stock	Paid-In		Additional	Total
	No. of	Amount	No. of	Amount	No. of	Amount	No. of	Amount	Capital	Accumulated	Stockholder's
	Shares	Par .001	Shares	Par .001	Shares	Par .001	Shares	Par .001	(Deficit)	Deficit	Equity (Deficit)

Balance at December 31, 2015 (audited)	-	$-	-	$-	100,000,000	$100,000	100,000,000	$100,000	$(200,000)	$(57,614)	$(57,614)

Stock Distributed to Investors							3,433,889	$3,434	$139,455		$142,889
Stock Distributed to Members							2,462,942	$2,463	$(2,463)
Stock Earned by Members									$373,961		$373,961
Net Loss										$(681,147)	$(681,147)
Balance at December 31, 2016 (audited)	-	$-	-	$-	100,000,000	$100,000	105,896,831	$105,897	$310,953	$(738,760)	$(221,911)

Stock Distributed to Investors							190,243	$190	$15,817		$16,007
Stock Distributed to Members							1,129,173	$1,129	$(1,129)
Stock Earned by Members									$403,074		$403,074
Net Loss										$(589,132)	$(589,132)
Balance at June 30, 2017 (unaudited)	-	$-	-	$-	100,000,000	$100,000	107,216,247	$107,216	$728,715	$(1,327,893)	$(391,961)

See accompanying notes to the financial statements

F-17

iConsumer Corp.

STATEMENT OF CASH FLOWS

For six month periods ended June 30, 2017 and June 30, 2016

(unaudited)

	6/30/2017 (unaudited)	6/30/2016 (unaudited)
OPERATING ACTIVITIES
Net Loss	(589,132)	(434,266)
Adjustments to reconcile Net Loss to net cash provided by operations:
Deferred Offering Costs	0	(685)
Other Receivables		(25)
Accounts Payable	5,259
Checks Written in Excess of Cash	82,042
Change in Due to Related Party	81,402	(165,605)
Member Cash Back Payable	38,792	288,968
Preferred Stock Distributable	403,074	229,534
Net cash provided by Operating Activities	(60,605)	(37)
FINANCING ACTIVITIES
Paid in Capital	0
Change in Receivables
Checks Written in Excess of Cash	(11,132)	82,042
Stockholders’ Equity: Preferred Stock	16,007	0
Net cash provided by Financing Activities	60,605	0
	0	(37)
Cash at end of period	0	0

See accompanying notes to the financial statements

F-18

iConsumer Corp.

NOTES TO THE FINANCIAL STATEMENTS

For the six month period ended June 30, 2017 (unaudited)

NOTE 1: NATURE OF OPERATIONS

iConsumer Corp. (the “Company”), is a corporation organized December 16, 2010 under the laws of Delaware.   The Company was formed to provide money saving services to consumers through a website that is designed to be searchable and discoverable by Google.  On June 19, 2015 it began “test the waters” operations to determine product and service viability for a new service aimed at providing consumers cash back rebates based upon their shopping at participating retailers.  As of December 31, 2015, it had not generated significant revenue.

Measurable revenue from operations began in January 2016. The company’s revenues varied significantly each month during 2016 as it refined its marketing and promotional offers. In the years preceding the commencement of its principal operations, the Company actively provided the service of directing web traffic to iGive.com, primarily aimed at Google and other search engines.

Through June 19th, 2015, the Company’s activities consisted of formation activities and preparations to raise additional capital as described in Note 6.  These activities continued through 2015. In 2016, the Company’s Regulation A offering was qualified by the SEC, and the Company became fully operational.

The Company’s Regulation A offering was re-qualified by the SEC in February, 2017, reflecting the change of the stock price from $.045 per share to $.09 per share. The Company closed its offering in May, 2017 in order to get a ticker symbol and be quoted on a market.

The Company is dependent upon additional capital resources for the continuation of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to fully operationalize the Company’s planned operations.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP) and Article 8 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission (SEC).

The Company adopted the calendar year as its basis of reporting.

Reclassification

For the six months ended June 30, 2017 and 2016, the Company has reclassified the preferred stock issued to members for their purchases from "member stock awards" to "cost of revenue", totalling $161,225 and $220,223, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

Cash equivalents can include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.  There are no accounts receivable or associated allowances for doubtful accounts established as of June 30, 2017 or December 31, 2016.

F-19

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000. No property or equipment has been recorded as of June 30, 2017 or December 31, 2016.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk consist of its cash. The Company will place its cash and cash equivalents with financial institutions of high credit worthiness and has a policy to not carry a balance in excess of FDIC insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds or with whom it has deposits, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company earns revenues through commissions, royalties, and advertising on its website and intends to earn revenues through agreements with vendors for web traffic and sales referred through the iConsumer.com website. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.  Significant revenues began being recognized beginning in the year ended December 31, 2016 and have continued through June 30, 2017.

Cost of Revenue

For 2016, the Company’s targeted cash and stock back (cost of sales) was 80% of revenue. As part of its marketing efforts, the Company frequently varied from that target. The difference from that target was recorded and presented as a marketing expense. During the first six months of 2017, the Company did not frequently vary from its target of 80% cash back and 80% stock back and does not anticipate using that target going forward. The Company adjusted its recognition of cash rebates retroactively to reflect 100% of cash back awards as cost of revenues. The Company adjusted its recognition of stock back rebates to reflect 100% of the value of those rebates earned directly as the result of a purchase to be Cost of Revenue.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering" with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs are charged to stockholder’s equity upon the completion of the offering. The Company closed its Offering discussed in Note 6. It anticipates engaging in another equity offering after it receives FINRA approval and a stock ticker symbol.

Income Taxes

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards.  Measurement of deferred income items is based on enacted tax laws including tax rates which are expected to be effective when the benefits from the deferred tax assets are realized. At December 31, 2016, and December 31, 2015, the Company had deferred tax assets of approximately $300,000 and $25,000 respectively, related to net operating loss carryforwards (NOL). At June 30, 2017 the Company has not reflected any change in the deferred tax assets from prior periods. Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOL’s before they expire, the Company has recorded a valuation allowance to reduce the net deferred tax asset to zero. The effective tax rate is different from the expected federal tax rate due to the valuation allowance and state income taxes.

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit as of June 30, 2017 or December 31, 2016. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the six months ended June 30, 2017 and 2016 the Company recognized no interest or penalties.

F-20

The Company is required to file U.S. federal tax returns. The U.S. federal tax returns were not filed for the Company for the years 2010-2014, in violation of IRS regulations and federal statutes. The Company filed the returns for each year 2010-2014 during July 2015. The Company also filed its return for 2015. As each year incurred a net operating loss, no taxes were due when the returns were filed. However, $100 late filing penalties were assessed and paid for each year, other than 2015. The Company believes it is in compliance after filing these returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject. The Company has filed for an extension to file U.S. federal tax returns for the year 2016.

Stock Distributable to Members

In January of 2017 the Company began to estimate and recognize the difference between the shares earned by and due to members that likely will be issued and transferred in the current year and shares earned that will likely be issued and transferred in a future period. Beginning in June of 2017 the Company clarified to members that a member may be charged a fee for such issuance and transfer. As of June 30, 2017, no member has been charged a fee.

As of May 11, 2017, the Company has ceased issuing and transferring shares, because, with the closing of its offering, it does not have an open, qualified offering statement under which it may offer shares. The Company is awaiting the issuance of a ticker symbol by FINRA before it files a new offering statement with the SEC that, upon SEC qualification, would allow the Company to offer, issue, and transfer shares.

Reliance on Related Party

The Company currently has a software license and service agreement with a related party (see Note 5) and has the majority of its expenses paid by the related party under the terms of that agreement. As a result, the Company’s results of operations may not be indicative of the results that would have occurred if it operated independently.

Other Matter

As described in Note 11, the Company has reclassified its member preferred stock back distributable liability to paid in capital in excess of par to properly reflect equity accounting for such transactions.

NOTE 3: STOCKHOLDERS’ EQUITY (DEFICIT)

As of the issuance date of these financial statements, 100,000,000 shares of Common Stock and 107,216,246 shares of Preferred Stock were issued and outstanding.

The Articles of Incorporation were Amended and Restated effective July 6, 2015. Among the revised provisions, the Company authorized 150,000,000 shares of Common Stock, par value $0.001 per share and reclassified "Class A Common Stock" to "Common Stock"; authorized 300,000,000 shares of Preferred Stock, par value $0.001 per share and reclassified "Class B Common Stock" to "Preferred Stock"; amended the power to authorize the number of authorized shares to be set by affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Company. The terms and preferences of these reclassified shares were revised where Common Stock, among other provisions, entitles holders to 10 votes for each share of Common Stock, subordinate dividend rights to Preferred Stock, and certain liquidation rights.

The Company filed a Certificate of Designations, Preferences, and Rights of Series A Non-Voting Preferred Stock of iConsumer Corp. (under Section 151 of the Delaware General Corporation Law) on July 6, 2015, designating 250,000,000 shares of Preferred Stock authorized under the Amended and Restated Certificate of Incorporation filed July 6, 2015 as Series A Non-Voting Preferred Stock ("Series A Preferred Stock"), par value $0.001. The Series A Preferred Stock was granted certain rights and preferences including: dividend preference on declared and unpaid dividends and liquidation priority for the value paid for the Preferred Shares. The Series A Preferred Stock holders are not entitled to vote on any matters placed to a vote of the stockholders of the Company.

The Company entered into a recapitalization and exchange agreement effective July 6, 2015 with Robert Grosshandler. This agreement stipulates the terms of a tax-free reorganization pursuant to Internal Revenue Code section 368(a), where Robert Grosshandler transfers, assigns, delivers, and surrenders to the Company his pre-recapitalization shares and the Company issues post-recapitalization shares, among other pertinent terms. This exchange retired 1,000,000 Class A Common shares pre-recapitalization and issued 100,000,000 shares of Common Stock and 100,000,000 shares of Series A Non-Voting Preferred Stock, post recapitalization.

F-21

NOTE 4: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that commenced principal operations in June, 2015, and began to generate meaningful revenue in 2016. It has sustained net losses of $681,147 and $54,403 for the years ended December 31, 2016 and 2015, respectively. It has sustained an additional net loss of $593,246 for the six month period ended June 30, 2017. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain capital financing from its majority stockholder and/or third parties, including through the Offerings described in Note 6. It plans to incur significant costs in pursuit of its Offerings. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.   The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5: RELATED PARTIES

Prior to June 19, 2015, the Company was subject to a three-party oral agreement with iGive.com Holdings LLC (“iGive”) and Outsourced Site Services, LLC (“OSS”), both related parties under common control with shared ownership and management (referred to herein collectively as the “Related Parties”). This agreement stipulated that iConsumer Corp. maintain a website at iConsumer.com that directed traffic to iGive.com (owned and operated by iGive). It maintained that website in such a way as to maximize the traffic to iGive.com. In return, the Related Parties covered all of the costs of maintaining the iConsumer.com website. After launch of the full iConsumer website on June 19, 2015, a site that promotes the iConsumer Corp. planned business operations, this agreement ceased, and iConsumer. Corp. became responsible for its own costs, or entering into a formal agreement with the either or both of the Related Parties or others.

Effective May 1, 2015, the Company entered into a software license and services agreement (the “License Agreement”) with Outsourced Site Services, LLC (“OSS”), a related party. In accordance with the terms of the License Agreement, the Company’s operations are being run on technology licensed from OSS and OSS is providing the Company with certain support services, as defined in the License Agreement. For the use of these services and technology, the Company has agreed to pay OSS 20% of its gross revenue, as defined in the License Agreement. The License Agreement provides that in the event the company wishes to assume responsibility for the support services provided by OSS, it can do so upon at least six months notice. In that event, the company will pay 5% of its gross revenues to OSS. Since OSS is under the common control of Robert Grosshandler, he will have the power to determine whether the company will continue to be able to rely on the OSS license, and the price it pays for the license. The License Agreement has a term of 20 years. As a result of these agreements the Company’s results of operations may not be indicative of the results that would have occurred if it operated independently.

As of June 30, 2017 the Company owed $183,613 to the Related Parties for expenses paid on the Company's behalf since inception.

NOTE 6:  OFFERINGS

Subsequent to December 31, 2015, the Company began pursuing an offering (“Offering”).  The Offering called for the Company to offer for sale under Regulation A $2,000,000 of its Series A Non-Voting Preferred Stock at a price of $.045 per share. Sales of these securities commenced on September 29, 2016, upon qualification of the Company’s offering statement by the SEC.  The offering was a continuous offering. It allowed for multiple closings.  The first closing occurred in December, 2016, with net proceeds of $147,525, representing the investments of 19 individuals.  As of December 31, 2016, the Company had unfunded commitments for $7,000 which were paid in January 2017. The Company’s offering statement was amended, and on February 13, 2017 it was requalified by the SEC, to adjust the subscription agreement, and change the price per share from $.045 to $.09. The Offering continued through May 11, 2017.  The Company incurred costs of $15,750.50.

F-22

In order to seek quotation of the Series A Non Voting Preferred stock on the OTC QB market FINRA rules required the Company to close it offering in order to receive the FINRA approvals necessary to facilitate quotation in its stock. It closed its offering on May 11, 2017. As soon thereafter as practical (subsequent to FINRA approvals), the Company intends to file a new offering statement to the SEC. There is no obligation for the SEC to qualify this offering statement.

The Company is working with a broker dealer to obtain FINRA approval, and subsequently, have its stock quoted on the OTC QB market. There are no requirements on FINRA as to when, or if, its approval may be forthcoming. The Company is targeting a quotation date in the fourth quarter of 2017.

There is presently no secondary market for the Company’s securities and therefore the Company cannot guarantee that its securities will ever be tradeable on an exchange, a market, or have any other liquidity.  These financial statements should not be relied upon as a basis for determining the terms of an Offering as this information may not be current or accurate relative to the final terms of the offering.

The Company began pursuing a Private Placement of $2,000,0000 of convertible debt in June, 2017. The company had closed on $135,000 of the private placement as of September 17, 2017. The terms of this debt have a term of three years, accrued interest for the first year of 8%, and interest only payments years two and three of 8%. The debt would be convertible at a price of $.075 per share of the Series A Preferred Non Voting stock. This offering utilizes Regulation D (560(c), and is open to accredited investors only. The company anticipates altering the offering to revise the discount on conversion after September 25, 2017. Further, the company began exploring in September the potential for a similar offering of debt securities utilizing Regulation A, to appeal to non-accredited investors.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 8: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 7, 2017 the date the financial statements were available to be issued. Based on the evaluation, no additional material events were identified which require adjustment or disclosure.

NOTE 9: GOVERNANCE

On July 6, 2015 the Company revised and/or added to the Articles of Incorporation. The Company also ratified Bylaws formalizing the governance policies and procedures for the Company effective July 6, 2015.

On July 6, 2015 by an Action by Joint Written Consent of Sole Director and Sole Stockholder, the Company elected Robert Grosshandler to serve as a member of the Board of Directors and as an Officer of the Company in the capacity of Chief Executive Officer, President, and Secretary. It also set the number of directors of the Company at one, established an Audit Committee of the Company naming Robert Grosshandler as the sole member of such, set the fiscal year as the calendar year, and other actions.

F-23

NOTE 10: EQUITY REWARD MARKETING PROGRAM - PROSPECTIVE DILUTION AND OTHER EFFECTS

The Company, in order to attract members (customers), is offering customers and others the opportunity to earn equity in the Company as a reward or additional reward for certain activities.  This equity may be earned in exchange for, amongst other activities, becoming a customer, recruiting other customers, and utilizing the Company’s services to earn cash back on purchases at participating retailers.

Through its offerings (see Note 6), the equity earned is Preferred Class A.  The Company will not receive cash for any such equity earned.  The Company valued this equity at $.045 per share through February 13, 2017. This valuation is the per share price ($.045) received in the Offering. Subsequent to February 13, 2017, the Company valued this equity at $.09 per share. This valuation is the per share price ($.09) received in the amended Offering beginning February 13, 2017. The valuation will be adjusted from time to time to reflect the price in the then current offering, or if a liquid market exists for the equity, the price at which the equity trades. Equity distributed under this program will be dilutive to existing shareholders.  If this marketing program is successful, the Company anticipates that significant dilution may result.

There are still significant hurdles to overcome to make this marketing program commercially reasonable and enable it to stay compliant with appropriate regulations, including but not limited to, state Blue Sky laws.

As of December 31, 2016 the Company had issued and transferred 2,462,942 shares of Preferred Stock equity under this marketing program to approximately 1,600 customers, who thus became shareholders. The Company recognized a portion of the cost of this program as a marketing expense and the balance as a cost of sales.  It has recognized a total of $373,024 as of December 31, 2016 to reflect this expense.

As of June 30, 2017 the Company had issued and transferred an additional 1,163,384 shares of Preferred Stock under this marketing program to customers. The total number of shareholders has grown to 2602. The Company began to recognize the entire cost of this program as a marketing expense.

As of June 30, 2017, approximately 40,000 members were due 9,923,723 additional shares under this program, but the Company had not yet issued and transferred these shares to its members. Until issued and transferred, the member may forfeit these shares for a variety of reasons, which include, but are not limited to, purchase returns and account inactivity. The Company will not be issuing and transferring these shares until it has an offering statement qualified by the SEC.

NOTE 11: MEMBER PREFERRED STOCK BACK TRANSACTIONS

The Company originally accounted for preferred stock payable to customers for becoming a member, purchases made or referring new members, as a liability. Subsequent to issuance of the financial statements, it was determined that equity accounting is the appropriate accounting treatment for these transactions. As a result, all liabilities related to the preferred stock payable have been reclassified as equity. There were no changes to the Company’s statements of operations or cash flows. The following changes have been made to the balance sheet as of June 30, 2017:

	As Previously
	Reported - December 31, 2016	As Restated

Member preferred stock back distributable	$263,129	$-0-
Total current liabilities	442,853	179,723
Total liabilities	545,064	281,935
Paid in capital in excess of par	247,824	510,953
Total equity (deficit)	(485,039)	(221,910)

	As Previously
	Reported – 6/30/2017	As Restated

Member preferred stock back distributable	$148,835	$-0-
Total current liabilities	361,478	212,642
Member preferred stock back long term	464,327	-0-
Total non-current liabilities	647,940	183,613
Total liabilities	1,009,418	396,256
Paid in capital in excess of par	315,553	928,715
Total equity (deficit)	(1,005,124)	(391,961)

F-24

PART III

INDEX TO EXHIBITS

2.1	Amended and Restated Certificate of Incorporation (1)
2.2	First Amendment to Amended and Restated Certificate of Incorporation (9)
2.3	Bylaws (2)
3.1	Certificate of Designations (3)
4	Form of Subscription Agreement
6.1	Amended and Restated Software Licenses and Services Agreement with Outsourced Site Services, LLC dated May 25, 2016 (4)
6.2	2016 Equity Incentive Plan (5)
6.3	Form of Broker-Dealer Services Agreement with FundAmerica Securities LLC (6)
7	Recapitalization and Exchange Agreement dated July 6, 2015 (7)
8	Form of Escrow Agreement (8)
11	Auditors’ Consent
12	Opinion of CrowdCheck Law LLP *

(1) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000164460015000006/exhibit2-1.htm

(2) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000164460015000006/iconsumercorp-bylaws.htm

(3) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000164460015000006/exhibit3-1.htm

(4) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000164460016000165/osslic.htm

(5) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000165495417000348/icon_ex6.htm

(6) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000164460016000165/bdserv.htm

(7) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000164460015000006/recapagreement.htm

(8) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10480) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000165495417000348/icon_ex8.htm

(9) Filed as an exhibit to the iConsumer Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10795) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1652350/000165495418000778/icc_ex22.htm

*To be filed by amendment

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 8, 2018.

iConsumer Corp.

By	/s/ Robert N. Grosshandler

Robert N. Grosshandler, principal executive officer of iConsumer Corp.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert N. Grosshandler

Robert N. Grosshandler, principal executive officer, principal financial officer, principal accounting officer and Sole Director
Date: March 8, 2018

III-2